Exhibit 10.5

	LEASE AGREEMENT

	FORM

	OPUS WEST CORPORATION,
	a Minnesota corporation ("Landlord")





	PETCO ANIMAL SUPPLIES, INC.,
	a Delaware corporation ("Tenant")



	Dated:  November __, 1997









||	TABLE OF CONTENTS

	Page

ARTICLE 1	LEASE OF PREMISES AND LEASE TERM	4
1.1	Premises	4
1.2	Term of Lease	4
1.2.1	Acknowledgment of Commencement Date	4
1.2.2	Early Occupancy	4
1.3	Delivery of Premises	5
1.3.1	Acknowledgment of Delivery Date	5

ARTICLE 2	RENTAL AND OTHER PAYMENTS	5
2.1	Basic Rent	5
2.1.1	Free Rent Periods	5
2.2	Additional Rent	5
2.3	Rental Deposit	6

ARTICLE 3	PAYMENT OF PROPERTY TAXES AND ASSESSMENTS	6
3.1	Payment of Property Taxes	6
3.2	Property Taxes	6
3.3	Tenant's Right to Contest Property Taxes.	6
3.4	Landlord's Right to Contest Property Taxes	7

ARTICLE 4	USE	7
4.1	Permitted Use	7
4.2	Acceptance of Premises	7
4.3	Rules and Regulations	7
4.4	Tenant's Obligations	7
4.5	Condition of Premises	7

ARTICLE 5	HAZARDOUS MATERIALS	8
5.1	Hazardous Materials	8
5.2	Hazardous Materials Laws	8
5.2.1	Federal	8
5.2.2	California	8
5.2.3	Other Laws and Regulations	8
5.2.4	Phase I Environmental Analysis	8
5.3	Compliance with Hazardous Materials Laws	8
5.4	Notice of Actions	9
5.5	Disclosure and Warning Obligations	9
5.6	Tenant Indemnification	9
5.7	Landlord Indemnification	10
5.8	Environmental Audits	10
5.9	Assignment and Subletting	10

ARTICLE 6	SERVICES AND UTILITIES	10

ARTICLE 7	MAINTENANCE, REPAIR AND ALTERATION OF PREMISES	10
7.1	Construction Warranty and Landlord Obligations	10
7.2	Tenant's Maintenance	11
7.3	Tenant's Waiver of Claims Against Landlord	11

ARTICLE 8	CHANGES AND ALTERATIONS	11
8.1	Tenant's Changes and Alterations	11
8.2	Liens	12
8.3	Compliance with Laws	12

ARTICLE 9	RIGHTS RESERVED BY LANDLORD	13
9.1	Landlord's Entry	13
9.2	Landlord's Cure	13

ARTICLE 10	INDEMNITY AND INSURANCE	13
10.1	Tenant's Insurance Obligations	13
10.2	Insurance Coverage	13
10.3	Insurance Provisions	14
10.4	Waiver of Subrogation	14
10.5	Rental Abatement Insurance	14
10.6	Indemnification by Tenant	14
10.7	Indemnification by Landlord	15

ARTICLE 11	ASSIGNMENT AND SUBLETTING	15
11.1	Restriction on Other Transfers	15
11.2	Permitted Transfers	15
11.3	Sublease Requirements.	16
11.4	No Merger	16
11.5	Profits on Transfer	16
11.5.1	Tenant's Profit Statement	16

ARTICLE 12	DAMAGE OR DESTRUCTION	16
12.1	Destruction and Restoration	16
12.2	Application of Insurance Proceeds	16
12.3	Continuance of Tenant's Obligations	16
12.4	Damage or Destruction at End of Lease Term	17
12.5	Waiver of California Statutes	17

ARTICLE 13	CONDEMNATION	17
13.1	Condemnation of Entire Premises	17
13.2	Partial Condemnation/Termination of Lease	17
13.3	Partial Condemnation/Continuation of Lease	17
13.4	Continuance of Obligations	18
13.5	Tenant's Waiver	18

ARTICLE 14	DEFAULTS; REMEDIES	18
14.1	Events of Default	18
14.1.1	Failure to Pay	18
14.1.2	Failure to Perform	18
14.1.3	Other Defaults	18
14.2	Remedies	18
14.3	Right of Landlord to Re-Enter	19
14.4	Cumulative Remedies	19
14.5	Mitigation	19
14.6	Limitation on Remedies	19
14.7	Legal Costs	19
14.8	No Waiver	19
14.9	Waiver by Tenant	20
14.9.1	Delinquent Rental Payments	20

ARTICLE 15	PROTECTION OF CREDITORS	20
15.1	Subordination	20
15.2	Attornment	21
15.3	Estoppel Certificates	21
15.4	Mortgagee Protection Clause	21
15.5	Non-Disturbance	21

ARTICLE 16	TERMINATION OF LEASE	21
16.1	Surrender of Premises	21
16.2	Holding Over	22

ARTICLE 17	RENEWAL OPTIONS	22
17.1	Options to Renew	22
17.1.1	No Event of Default	22
17.1.2	Fair Market Rent	22
17.1.3	Exercise of Renewal Term(s)	22
17.1.4	Determination of Fair Market Rent	22
17.1.5	Arbitration	23

ARTICLE 18	EXPANSION OPTION	23
18.1	Option to Expand	23
18.2	No Event of Default	23
18.3	Exercise of Expansion Option	23
18.4	Expansion Terms	23
18.5	Expansion Space Basic Rent	24
18.6	Free Rent Period	24
18.7	Failure to Exercise Expansion Option	24

ARTICLE 19	MISCELLANEOUS PROVISIONS	24
19.1	Notices	24
19.2	Landlord's Continuing Obligations	25
19.3	Net Lease	25
19.4	Successors	25
19.5	Memorandum of Lease	25
19.6	Captions and Interpretation	25
19.7	Relationship of Parties	25
19.8	Entire Agreement	25
19.9	Severability	25
19.10	Landlord's Limited Liability	25
19.11	Survival	25
19.12	Attorneys' Fees	25
19.13	Broker	26
19.14	Governing Law	26
19.15	Time is of the Essence	26
19.16	Joint and Several Liability	26
19.17	Delivery of Corporate Documents	26
19.18	Tenant's Financial Condition	26
19.19	Provisions are Covenants and Conditions	26
19.20	Business Days	26
19.21	Force Majeure	26
19.22	No Continuous Operation	26
19.23	Waiver of Landlord's Lien	27
19.24	Submission of Lease	27



||

	Lease Agreement

	Summary of Basic Lease Information


10	Lease Date:	November __, 1997

20	Landlord:	Opus West Corporation

30	Address of Landlord	Opus West Management Corporation
for Payment of Rent:	2415 East Camelback Road, Suite 840
Phoenix, AZ  85016-4201
Telephone No.:  (602) 912-8880
Facsimile No.:  (602) 912-8881

40	Address of Landlord	Opus West Corporation
for Notices:	2030 Main Street, Suite 520
Irvine, CA 92614
Attn:  Paul A. Marshall
Telephone No.:  (714) 475-0977
Facsimile No.:  (714) 475-0970

With a copy to:	Opus U.S. Corporation
2415 East Camelback Road, Suite 800
Phoenix, AZ  85016-4201
Attn: Daniel T. Haug, Esq.
Telephone No.:  (602) 468-7000
Facsimile No.:  (602) 468-7045

With another copy to:	Opus West Corporation
2415 East Camelback Road, Suite 800
Phoenix, AZ  85016-4201
Attn: Mr. Thomas W. Roberts, President
Telephone No.:  (602) 468-7000
Facsimile No.: (602) 468-7045

50	Tenant: 	PETCO Animal Supplies, Inc., a Delaware
corporation

60	Address of Tenant	PETCO Animal Supplies, Inc.
for Notices:	9125 Rehco Road
San Diego, CA 92121-2270
Attn:  Mark Drasin
Telephone No.:  (619) 453-7845
Facsimile No.:  (619) 677-3000


With a copy to:	Leslie Coughlan, Esq.
Attorney at Law
5010 Shoreham Place, Suite 100
San Diego, CA 92122
Telephone No.:  (619) 626-8494
Facsimile No.:  (619) 626-8450

70	Premises	The parcel of land situated in the County
of Riverside, State of California,
described on Exhibit "A," together with all Improvements thereon (as defined in Section
1.1).

80	Landlord's	The Landlord's Improvements to be
constructed by Landlord as
Improvements	described in the Work Letter (See Exhibit
"B").

90	Lease Term	Initial Lease Term:  86 months from the
Commencement Date

Renewal Terms: Two (2) Renewal Terms each for five (5) years.


100	Rent:	Basic Rent:

Lease Months:  1-2:

Monthly Rent for Premises:  Basic
Rent is abated for first two (2)
months.  Additional Rent is not
abated.

Lease Months:  3-62:

Monthly Rent for Premises:
$89,991.00 ($.2727 per square
foot)

Monthly Rent for Expansion Land:
Prior to Expansion Land
Commencement Date:  $4,125
($.0125 per square foot of the
Building)
After Expansion Land Commencement
Date:  Calculated pursuant to
Article 18

Lease Months:  63-86 (and Lease months 87-
122 if Extension Election under Article 18 is exercised):

Monthly Rent for the Premises:
$100,782 ($.3054 per square foot)

Monthly Rent for Expansion Land:
Prior to Expansion Land
Commencement Date:  $4,125
($.0125 per square foot of the
Building)
After Expansion Land Commencement
Date:  Calculated pursuant to
Article 18

Lease Months:  123-146:   (if Extension
Election under Article 18 is exercised):

Monthly Rent for the Premises:
$112,860 ($.3420 per square foot)

Monthly Rent for Expansion Land:
Calculated pursuant to Article 18

Renewal Terms:

Calculated pursuant to Article 17.

The Basic Rent is subject to adjustment
pursuant to the provisions of Section 2.1 and 2.1.1 of this Lease.

The term "Basic Rent" as used in this Lease includes the portion of the rent for the Expansion Land.

Maximum Rate of Interest: Prime plus two percent (2%) per annum. For purposes of this Lease, the term "Prime" shall mean the rate announced from time to time by Bank of America, N.A., as its prime or reference rate. If Bank of America shall cease to use its prime or reference rate, then
Landlord shall select the rate of another financial institution to be substituted therefor, which shall be a major money center commercial bank.

Late Charge:  2% of the overdue amount.

110	Use:	General Office and Warehouse Uses
("Permitted Use")

120	Deposit:	None

130	Rental Deposit:	$196,482.00 applicable to third (3rd) and
fourth (4th) month's Basic Rent.

140	Brokers:  	Landlord's and Tenant's Broker:  Lee &
Associates


150	Exhibits:	The following exhibits are attached hereto and
incorporated into this Lease:

Exhibit "A"	Legal Description of Land
Exhibit "A-1"	Legal Description of Expansion Land
Exhibit "A-2"	Expansion Space
Exhibit "B"	Work Letter
Schedule 1 to Work Letter	Final Plans and Specifications
Exhibit "C"	Preliminary Report
Exhibit "D"	Commencement Date Acknowledgment
Exhibit "E"	Delivery Date Acknowledgment
Exhibit "F"	Subordination, Non-Disturbance and Attornment Agreement




The foregoing Basic Terms are hereby incorporated into and made a part of this Lease. Each reference in this Lease to the Basic Terms shall mean the information set forth above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of a conflict between the Basic Terms and the Lease, the Lease shall prevail.

Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a
Minnesota corporation


By:
Name:  Thomas W. Roberts
Title:  President

Dated:_____________________	TENANT:

PETCO ANIMAL SUPPLIES, INC., a
Delaware corporation


By:
Name:
Title:



By:
Name:
Title:

	LEASE AGREEMENT


This Lease Agreement (the "Lease"), which includes the Basic Terms
(as hereinafter defined), dated as of November __, 1997 ("Effective Date"), is made by and between Landlord and Tenant.

	ARTICLE 1

	LEASE OF PREMISES AND LEASE TERM

1.1	Premises.  Landlord, for and in consideration of the rents,
covenants and agreements hereinafter set forth, hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms, covenants and conditions hereinafter set forth, all that certain parcel of land situated in the County of Riverside, and State of California delineated on Exhibit "A" attached hereto and incorporated herein ("Land"), together with those certain Landlord's Improvements as defined in the Work Letter attached hereto as Exhibit "B" ("Work Letter") to be constructed by Landlord, including an approximately three hundred thirty thousand (330,000) square foot building ("Building") and all other improvements, machinery, equipment, fixtures and other property (except Tenant's trade fixtures), to be installed or located thereon and all additions, alterations and replacements thereof (collectively "Improvements"). Herein the Land and the Improvements are referred to collectively as the "Premises". Tenant acknowledges that this Lease is subordinate and subject to (a) all liens, encumbrances, deeds of trust, reservations, covenants, conditions, restrictions and other matters affecting the Premises ("Title Matters") (i) in effect on the Effective Date of this Lease as specified in Exhibit "C" attached hereto and incorporated herein ("Preliminary Report") or (ii) approved or deemed approved pursuant to this Section 1.1, ("Permitted Encumbrances") and (b) any law, regulation, rule, order or ordinance of any governmental entity applicable to the Premises or the use or occupancy thereof, in effect on the execution of this Lease or thereafter promulgated. In the event that, after the Effective Date any new Title Matters appear of record, such matters shall be subject to the review and approval of Tenant which approval shall not be withheld so long as the new Title Matter does not materially and adversely impair the use or occupancy by Tenant of the Premises for its intended purpose. Tenant shall deliver written notice to Landlord of its approval or disapproval of such Title Matters within ten (10) days after delivery by Landlord to Tenant of such new Title Matter. If Tenant fails to respond within such ten (10) day period and Landlord delivers a written reminder notice to Tenant and Tenant fails to respond within five (5) days of the delivery of the written reminder notice, the new Title Matter shall be deemed approved.

1.2	Term of Lease.  The initial term of this Lease ("Initial Term")
shall commence on the Delivery Date (defined in Section 1.3 below) as such date may be extended until (i) the date of Substantial Completion of the Landlord's Improvements (as defined in the Work Letter) ("Commencement Date"); provided Tenant shall be permitted by the City to occupy and use the Premises at such time. The Initial Term shall end on the date which is eighty-six (86) months after the Commencement Date unless sooner terminated pursuant to the terms of this Lease. Any reference to the Term of this Lease or similar reference shall be a reference to the Initial Term together with any renewal terms of this Lease specified in Article 17. Any reference to Lease Year shall refer to each consecutive twelve (12) month period during the Term commencing on the Commencement Date. For purposes of this Lease, a "Lease Month" shall be defined as those successive calendar month periods beginning with the Commencement Date and continuing through the Initial Term or any Renewal Term of this Lease.

1.2.1	Acknowledgment of Commencement Date.  Tenant shall,
within ten (10) business days of request therefor by Landlord, execute an acknowledgment of the Commencement Date prepared by Landlord in the form of Exhibit "D" attached hereto and incorporated herein ("Commencement Date Acknowledgment"), provided, however, that the failure of Tenant to execute such acknowledgment shall not affect any obligation of Tenant hereunder or the Landlord's determination of the Commencement Date. If the Tenant fails to execute and deliver such Commencement Date Acknowledgment or provide written notice of Tenant's disagreement with the contents thereof, then Landlord may deliver a written reminder notice. If Tenant fails to respond in writing to the written reminder notice within five (5) days, Landlord may deliver a second written reminder notice. If Tenant fails to respond in writing to the second written reminder notice within five (5) days, then Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the fact that the Commencement Date is the date specified in the Commencement Date Acknowledgment.

1.2.2	Early Occupancy.  Tenant shall be entitled to early
occupancy of the Premises thirty (30) days prior to the Commencement Date in accordance with this Section 1.2.2 and the Work Letter. Tenant's early occupancy of the Premises for installation of furniture, fixtures and equipment shall be subject to all the terms and conditions of this Lease, other than the obligation to pay Basic Rent. Early occupancy of the Premises shall not advance the expiration date of this Lease. Landlord shall have the right to charge Tenant for any utility costs incurred as a result of Tenant's early occupancy of the Premises. If during Tenant's early occupancy of the Premises, Tenant desires to have security for the Premises, Tenant shall provide such security at no cost to Landlord.


1.3	Delivery of Premises.  Landlord shall use its commercially
reasonable efforts to deliver the Premises to Tenant on or before August 1, 1998 ("Delivery Date" with Landlord's Improvements) (as defined in the Work Letter) Substantially Completed. If Landlord is unable to deliver the Premises to Tenant by August 1, 1998, then Tenant shall be entitled to receive from Landlord the amount of Five Thousand Dollars ($5,000) per day for the first fifteen (15) days beyond August 1, 1998 that Landlord fails to deliver the Premises (subject to force majeure as provided in Section 19.21) and Ten Thousand Dollars ($10,000) per day for the fifteen
(15) days beyond August 15, 1998 that Landlord fails to deliver the Premises (subject to force majeure as provided in Section 19.21) and the Delivery Date shall be deemed to have occurred on such later date. If Landlord fails to deliver the Premises on or before September 1, 1998 subject to extension for force majeure as provided in Section 19.21 of this Lease, then Tenant shall, as Tenant's sole and exclusive remedy, have the option to terminate this Lease by delivering written notice ("Termination Note") to Landlord. If Tenant accepts delivery of the Premises, then Tenant shall be deemed to have waived its right to terminate the Lease as provided for under this Section 1.3. Notwithstanding anything herein to the contrary, in the event Landlord tenders possession of the Premises to Tenant in a substantially completed condition during that period of time from October 1, 1998 through and including November 30, 1998 (the "Non-Acceptance Period"), then, Tenant shall have the right not to accept possession of the Premises during such period by notifying Landlord, within five (5) days of the tender of possession of the Premises to Tenant, in which case the Commencement Date shall not occur until December 1, 1998.

1.3.1	Acknowledgment of Delivery Date.  Tenant shall, within
ten (10) business days of request therefor by Landlord, execute an acknowledgment of the Delivery Date prepared by Landlord in the form of Exhibit "E" attached hereto and incorporated herein ("Delivery Date Acknowledgment"), provided, however, that the failure of Tenant to execute such acknowledgment shall not affect any obligation of Tenant hereunder or the Landlord's determination of the Delivery Date. If the Tenant fails to execute and deliver such Commencement Date Acknowledgment or provide written notice of Tenant's disagreement with the contents thereof, then Landlord may deliver a reminder notice. If Tenant fails to respond to the reminder notice within five (5) days, Landlord may deliver a second reminder notice. If Tenant fails to respond to the second reminder notice within five (5) days, then Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts:
(i) the Delivery Date is the date specified in the Delivery Date Acknowledgment and (ii) that the Premises were in acceptable condition and were delivered in compliance with all of the requirements of Work Letter.

	ARTICLE 2

	RENTAL AND OTHER PAYMENTS

2.1	Basic Rent.  In consideration of the leasing of the Premises and the construction of the Landlord's Improvements described in the Work Letter, Tenant covenants to pay Landlord in advance, on the first day of each and every calendar month during the Term, at the address of Landlord as specified in Item 3 of the Basic Terms, or at such other place as Landlord may from time to time designate in writing, a rental for the Initial Term of this Lease calculated based upon the amounts specified in
Item 10 of the Basic Terms ("Basic Rent"). Upon Substantial Completion (as defined in the Work Letter) of the Landlord's Improvements, Landlord shall deliver to Tenant a certificate from Landlord's architect certifying the square footage of the Premises ("Square Footage Certification") together with a calculation of the Basic Rent. For purposes of calculating the Basic Rent, the Premises shall be measured from the face of the exterior walls. Tenant shall have the right to independently confirm such square footage by an architect certified in the state of California. In the event Tenant's confirmation of such square footage differs from the calculation provided by Landlord, Tenant shall provide notice to Landlord within fifteen (15) days after Landlord's delivery of its Square Footage Certification. Landlord and Tenant shall have fifteen (15) days after delivery of Tenant's notice to reach agreement on the final measurement of the square footage of the Premises. In the event Landlord and Tenant fail to reach agreement on the square footage of the Premises within such fifteen-day period, then Landlord's architect and Tenant's architect shall together select a third architect whose determination shall be binding on the parties. Such selection shall be made within fifteen (15) days after Landlord and Tenant determine that they cannot reach agreement on the square footage of the Premises. In the event Landlord's architect and Tenant's architect cannot reach agreement on a third architect, then the matter shall be referred to the local office of the American Institute of Architects who shall make such selection. The third architect so selected shall then make a final determination of the square footage within fifteen
(15) days of such architect's selection and Landlord shall revise the Square Footage Certification to reflect this final determination. The parties shall each bear the costs of their own architect and shall share the costs equally of any third architect. If the Square Footage Certification differs from the approximate square footage of the Building set forth in Section 1.1 above, then the Basic Rent shall be adjusted to reflect the square footage set forth in the Square Footage Certification.

2.1.1	Free Rent Periods.  During the first two (2) calendar
months of the Initial Term, Basic Rent shall be abated ("Free Rent
Period").


2.2	Additional Rent.  Except as otherwise specifically provided in
Section 7.1 of this Lease, the Basic Rent shall be net to Landlord so that this Lease shall yield, net to Landlord, the Basic Rent payable under this Lease for each year of the Term of this Lease and that all charges payable by Tenant under this Lease for Property Taxes, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the operation and use of the Premises, and/or the Expansion Land (defined below) (whether or not Tenant has exercised the Expansion Land Option) which may arise or become due during the Term or by reason of events occurring during the Term of this Lease or which relate to the performance by Tenant of all the terms, covenants, conditions and agreements to be performed, paid or observed by Tenant hereunder shall be paid or discharged by Tenant, at Tenant's sole cost and expense. Notwithstanding anything to the contrary, Tenant shall not be responsible for any property management fees or earthquake insurance premiums paid by Landlord during the Term of this Lease. Except as otherwise provided in
Section 7.1 or 14.9 of this Lease, all payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever. All charges payable by Tenant other than Basic Rent, however denoted, are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next installment of Basic Rent falling due. Rent for any partial month shall be prorated on the basis of the number of days within such calendar month and paid within ten (10) days of the later of
(a) invoice from Landlord or (b) the Commencement Date. Basic Rent and Additional Rent are sometimes collectively referred to as "Rent" or "rent."

2.3	Rental Deposit.  Upon execution of this Lease, Tenant shall
deposit with Landlord the sum specified in the Basic Lease Provisions as the Rental Deposit. The Rental Deposit shall be held by Landlord without obligation or liability for payment of interest thereon as security for the faithful payment of Basic Rent by Tenant, but shall be applicable to the third (3rd) and fourth (4th) month's Basic Rent payments without offset or deduction therefrom.

	ARTICLE 3

	PAYMENT OF PROPERTY TAXES AND ASSESSMENTS


3.1	Payment of Property Taxes.  Provided Landlord delivers the
Property Tax bill to Tenant (if delivered to Landlord) promptly upon receipt thereof, but no later than twenty (20) days prior to the day on which any fine, penalty, interest or cost may be added thereto for the non-payment thereof, Tenant covenants and agrees to pay during the Term of this Lease, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all Property Taxes (as defined in Section 3.2 below), which become due and payable during the Term of this Lease. Within ten (10) days of written request from Landlord, Tenant shall furnish Landlord with satisfactory evidence that the Property Taxes have been paid. If any Property Taxes shall cover any period of time prior to or after the term of this Lease, Tenant's share of such Property Taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect.

3.2	Property Taxes.  "Property Taxes" shall include general real property and improvement taxes, any form of assessment, special assessment or reassessment, license, permit or inspection fee or tax, commercial rental tax (but only to the extent the same is in lieu of some existing Property Taxes), levy, charge, penalty or similar imposition, whatsoever or at all imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any agency or public body, and all other charges or burdens of whatsoever kind and nature incurred in the use, occupancy, ownership, operation, leasing or possession of the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen. Property Taxes shall include, without limitation, the following: (i) any tax imposed upon the transaction or based upon a reassessment of the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) due to a change in ownership or transfer of all or part of Landlord's interest in the Premises the Land, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option); (ii) any assessments, taxes, fees, levies or charges in addition to, or in substitution, partially or totally, for any items previously included within the definition of Real Property Taxes; (iii) any tax or charge for fire protection, street lighting streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) by any governmental agency; and (iv) capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, now or hereafter imposed. Property Taxes do not, however, include Landlord's state or federal income, franchise, estate or inheritance taxes.


3.3	Tenant's Right to Contest Property Taxes.  Tenant shall have the right at its own expense, and upon prior notice to Landlord, to contest the amount or validity, in whole or in part, of any Property Taxes by appropriate proceedings diligently conducted in good faith, but only after payment of such Property Taxes, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 3.1 hereof, Tenant may defer payment of such Property Taxes if neither the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option)] nor any portion thereof would, by reason of such deferment, be in danger of being forfeited or lost and so long as such deferment will not otherwise materially and adversely impact the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) or impair the value of the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option). Upon the termination of any such proceedings, Tenant shall pay the amount of such Property Taxes as finally determined in such proceedings, with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith. Landlord shall not be required to join in any proceedings referred to in this Section unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings and Tenant shall reimburse Landlord for all such fees (including reasonable attorney's fees), costs and expenses on demand.

3.4	Landlord's Right to Contest Property Taxes.  In addition to the right of Tenant under Section 3.3 to contest the amount or validity of Property Taxes, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Property Taxes not contested by Tenant. Any such contests by Landlord shall be at Landlord's sole expense; provided, however, that if the amounts payable by Tenant for Property Taxes are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Property Taxes, Tenant shall reimburse Landlord for the costs incurred by Landlord in contesting Property Taxes, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Property Taxes.

	ARTICLE 4

	USE

4.1	Permitted Use.  Tenant may use the Premises only for the
Permitted Use specified in Item 11 of the Basic Terms. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, governmental, quasi-governmental or administrative rule, order, ordinance, requirement or regulation applicable thereto ("Regulatory Requirement"), or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would cause structural injury to the Improvements or cause the value or usefulness of the Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Landlord represents that the Premises are zoned for the Permitted Use.

4.2	Acceptance of Premises.  Tenant shall accept delivery of the
Premises with Landlord's Improvements, as set forth on Exhibit "B" substantially completed. Within thirty (30) days of Substantial Completion (as defined below) of Landlord's Improvements, Landlord and Tenant shall provide a "punchlist" identifying the corrective work of the type commonly found on an architectural punchlist with respect to Landlord's Improvements, which list shall be based on whether such items were required by the approved Final Plans and Specifications. Within ten (10) Business Days after delivery of the punchlist, Landlord shall commence the correction of punchlist items and diligently pursue such work to completion. The punchlist procedure to be followed by Landlord and Tenant shall in no way limit Tenant's obligation to occupy the Premises under the Lease nor shall it in any way excuse Tenant's obligation to pay Rent as provided under the Lease unless such punch list items preclude Tenant from occupying the Premises as reasonably determined by Tenant. Nothing in this
Section 4.2 shall be deemed to diminish any obligation of Landlord under
Section 7.1. Tenant acknowledges, that except as specifically provided in this Lease and the Work Letter, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. Tenant shall comply with the Permitted Encumbrances.

4.3	Rules and Regulations.  Tenant shall comply with all rules and regulations adopted by Landlord from time to time for the Project; provided that such rules and regulations are applied in a non-discriminatory manner, and do not adversely affect Tenant's hours of operation or otherwise adversely affect the operation of Tenant's business. In the event of any conflict between such rules and regulations and the provisions of this Lease, this Lease shall prevail.

4.4	Tenant's Obligations.  Tenant shall obtain and pay for all
permits, required for Tenant's occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable Regulatory Requirements regulating the particular type of use by Tenant of the Premises, including, without limitation, the Occupational Health and Safety Act and the Americans with Disabilities Act


4.5	Condition of Premises.  Landlord shall deliver the Premises to
Tenant clean and free of debris on the Commencement Date, with Landlord's Improvements Substantially Completed as provided in the Work Letter and, except as disclosed in the Phase 1 Report, (defined below), the improvements constructed by Landlord as Landlord's Improvements shall, as of the Commencement Date, not contain Hazardous Materials (defined below) in violation of any of the Hazardous Materials Laws (defined below).

	ARTICLE 5

	HAZARDOUS MATERIALS

5.1	Hazardous Materials.  The term "Hazardous Material(s)" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the statutes or regulations listed in Section 5.2, and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the statutes or regulations in
Section 5.2. Hazardous Materials shall also mean any and all other similar terms defined in other federal, state and local laws, statutes, regulations, orders or rules, and materials and wastes which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloro-ethylene and other chlorinated solvents, (ii) oil or any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde and (vii) radioactive materials and waste, and (viii) infectious waste.

5.2	Hazardous Materials Laws.  The term "Hazardous Materials
Law(s)" shall mean any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define hazardous substances, materials, wastes contaminants, pollutants and/or the Hazardous Materials, including without limitation the following statutes and regulations, and any other legal authority, regulations, or policies relating to or implementing such statutes and regulations:

5.2.1	Federal.  Comprehensive Environmental Response,
Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ' 9601 et seq.; Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ' 6901 et seq.; Clean Water Act ("CWA"), 33 U.S.C. ' 1251 et seq.; Clean Air Act ("CAA"), 42 U.S.C. ' 78401 et seq.; Toxic Substances Control Act ("TSCA"), 15 U.S.C. ' 2601 et seq.; The Refuse Act of 1899, 33 U.S.C. ' 407; Occupational Safety and Health Act ("OSHA"), 29 U.S.C. ' 651 et seq.; Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) and the Environmental Protection Agency Table (40 CFR Part 302 and amendments thereto);

5.2.2	California.  Carpenter-Presley-Tanner Hazardous
Substance Account Act ("California Superfund"), Cal. Health & Safety Code
' 25300 et seq.; California Hazardous Waste Control Act, Cal. Health & Safety Code Sections 25100 et seq.; Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code ' 13000 et seq.; Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code ' 25220 et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety Code ' 25249.5 et seq.; Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code ' 25280 et seq.; California Hazardous Substance Act, Cal. Health & Safety Code ' 28740 et seq.; Air Resources Law, Cal. Health & Safety Code ' 39000 et seq.; Hazard-ous Materials Release Response Plans and Inventory, Cal. Health & Safety Code '' 25500-25541; Toxic Pits Cleanup Act of 1984 ("TCPA"), Cal. Health & Safety Code '' 25208-25208.17;

5.2.3	Other Laws and Regulations.  All other regulations
promulgated pursuant to said foregoing laws or any amendments or replacement thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Materials defined herein as of the execution date of this Lease.

5.2.4	Phase I Environmental Analysis. Landlord has delivered
to Tenant two (2) Phase I Environmental Analysis Reports ("Phase 1 Reports") covering the Premises, and the Expansion Land, respectively and Tenant acknowledges that this shall be deemed satisfaction of any obligation on the part of Landlord to disclose any and all Hazardous Materials on or relating to the Premises, and the Expansion Land as required hereunder or by any Hazardous Materials Laws.


5.3	Compliance with Hazardous Materials Laws.  Tenant shall not
cause or knowingly and intentionally permit any Hazardous Materials to be brought upon, kept, or used in connection with the Premises or by Tenant, its agents, employees or contractors in a manner or for a purpose prohibited by or which could result in liability under any applicable law, regulation, rule or ordinance, including, without limitation, the Hazardous Materials Laws. Tenant shall, at its own expense, at all times and in all respects comply with all Hazardous Materials Laws relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials brought thereon by Tenant, its agents, employees, or contractors. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to Hazardous Materials that are brought upon, knowingly and intentionally permitted to be brought upon, kept, or used in connection with the Premises and/or the Expansion Land by Tenant or Tenant's agents, employees, or contractors ("Tenant's Agents") and Tenant shall cause any and all said Hazardous Materials to be removed from the Premises and/or the Expansion Land and transported in accordance with and in compliance with all Hazardous Materials Laws.
Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials that are brought upon, knowingly and intentionally permitted to be brought upon, kept, or used in connection with the Premises by Tenant or Tenant's Agents, in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. Upon expiration or earlier termination of this Lease, Tenant shall at its own expense, cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the Term of this Lease by Tenant or Tenant's Agents) to be removed from the Premises and/or the Expansion Land and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises and/or the Expansion Land or in any Improvements situated on the Land and/or the Expansion Land, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the Premises or the Improvements on the Land and/or the Expansion Land without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

5.4	Notice of Actions.  Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any written claim made or threatened by any person against Landlord, or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any written reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises or with respect to any Hazardous Materials removed from the Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all written claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises and/or the Expansion Land. All such manifests shall list the Tenant or its agent as a responsible party only if such Hazardous Materials were caused or knowingly and intentionally permitted to be brought upon the Premises or Expansion Land by Tenant, its agent, employees, or contractors, and in such case shall not attribute responsibility for any such Hazardous Materials to Landlord.

5.5	Disclosure and Warning Obligations.  Tenant shall also comply with all laws, ordinances and regulations regarding warning obligations with respect to the presence or danger of Hazardous Materials or as otherwise may be required by law (to the extent Tenant has knowledge thereof). Tenant acknowledges and agrees that it will promptly notify Landlord prior to reporting to any governmental or quasi-governmental agencies any matters relating to Hazardous Materials and Landlord shall have the right to review such reports. So long as Tenant will not be in violation of any laws requiring Tenant to make such reports, Landlord shall have the right to assume control over the making of such reports to the applicable governmental or quasi-governmental agencies. Tenant further agrees to cooperate with Landlord in complying with all Hazardous Materials Laws regarding the disclosure of, the presence or danger of Hazardous Materials, including, with limitation, all notices or other requirements under California Health and Safety Code Section 25919 et seq., and 25249.5 et seq. and California Code of Regulations Section 12000 et seq. Notwithstanding the foregoing, Tenant shall prior to delivering any notices required by this Section 5.5 to any governmental entity or agency, deliver written notice to Landlord of the same so as to afford Landlord opportunity to take over such obligation if Landlord so desires.

5.6	Tenant Indemnification.  Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns (collectively "Landlord's Indemnitees") free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) ("Claims") to the extent arising or resulting in whole or in part from the presence or discharge of Hazardous Materials to the extent such Hazardous Materials are in excess of legally permissible amounts under the Hazardous Materials Laws by Tenant, Tenant's agents, employees, or contractors in, on, under, upon or from the Premises and/or the Expansion Land or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Premises and/or the Expansion Land to the extent caused by Tenant.


5.7	Landlord Indemnification.  Landlord shall indemnify, defend
(with legal counsel reasonable acceptable to Tenant) and hold Tenant and Tenant's officers, directors, partners, employees, agents, attorneys, successors and assigns (collectively, "Tenant's Indemnitees") free and harmless from and against any and all Claims to the extent arising or resulting in whole or in part from the presence or discharge of Hazardous Materials to the extent such Hazardous Materials are in excess of legally permissible amounts under the Hazardous Materials Laws by Landlord, or its employees, agents or contractors in, on, under, upon or for the Premises and/or the Expansion Land or the Improvements thereon or from the transportation or disposal of Hazardous Materials by Landlord or its employees, agents, or contractors. Landlord's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises and/or the Expansion Land or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease and any costs and fees incurred in the enforcement of the indemnity action. In addition, with respect to any Hazardous Materials that are in excess of the legally permissible amounts under the Hazardous Materials Laws that were on the Land and/or the Expansion Land at the time that the Phase 1 Reports were issued and which were not disclosed by the Phase 1 Reports ("Pre-existing Hazardous Materials"), Landlord agrees to remediate such Pre-existing Hazardous Materials if, as and when required by a governmental agency to the extent required by such governmental agency. Landlord further agrees to indemnify and hold Tenant harmless from any fines, penalties or other fees imposed against Tenant by such governmental agency as a result of such Pre-exiting Hazardous Materials. Notwithstanding the foregoing, nothing in this Section 5.7 shall be deemed to impose any obligation or liability on Landlord for remediation, indemnification or payment of any fines, penalties or other fees if the same would not have been imposed but for some act or omission of Tenant.

5.8	Environmental Audits.  Landlord shall have the right, at any time during the term of this Lease, to conduct an environmental audit. If Landlord conducts such an audit, it shall be at Landlord's sole cost and expense, except that if said audit discloses the presence of Hazardous Materials on the Premises, or the Expansion Land in violation of Tenant's obligations under this Article 5, then the cost of such audit shall be borne by Tenant. If the audit confirms the presence of Hazardous Materials in on or under the Premises, or the Expansion Land or the groundwater thereunder in violation of Tenant obligations under this Article 5, Landlord shall have the right to require Tenant to immediately commence all necessary remediation, abatement, removal and cleanup actions to return the Premises, and/or the Expansion Land and any other property of whatever nature to their condition existing prior to the appearance of Hazardous Materials. Any plan of remediation, abatement, removal and cleanup shall be subject to the prior approval of Landlord, in its sole discretion. Except as specified above, Tenant shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspections, relating to the Premises, and/or the Expansion Land without obtaining Landlord's advance written consent.

5.9	Assignment and Subletting.  If (i) any anticipated use of the
Premises by any proposed assignee or sublessee involves the generation, storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority, or
(ii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental activity in connection with the use, disposal, or storage of Hazardous Materials, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

	ARTICLE 6

	SERVICES AND UTILITIES

During the Term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description (including, without limitation, charges imposed by any utility company as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises) for utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services and any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary, and requested by Tenant, to provide the Premises with adequate utility services. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit Landlord's obligations to complete Landlord's Improvements pursuant to the terms of the Work Letter.

	ARTICLE 7

	MAINTENANCE, REPAIR AND ALTERATION OF PREMISES


7.1	Construction Warranty and Landlord Obligations.  Except to the
extent caused by Tenant's specific use of the Premises or the negligent acts or intentional misconduct of Tenant, its agents, employees, or contractors, or as otherwise provided under this Lease, Landlord shall repair and maintain in good order, condition and repair the foundation, exterior walls and structural portions of the roof of the Building ("Structural Portions of the Building"). However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass, surfaces of exterior walls, or the membrane or other nonstructural elements of the roof and the same shall not be deemed to be included within the definition of the Structural Portions of the Premises Building. Landlord warrants, as Landlord's sole and exclusive warranty concerning the Landlord's Improvements and the Improvements (including the HVAC System), the Landlord's Improvements and the Improvements (including the HVAC System) against defective workmanship and/or materials for a period of one (1) year from the date of Substantial Completion (as defined in the Work Letter) of Landlord's Improvements and Landlord agrees, at its sole cost and expense, to repair or replace any defective item occasioned by poor workmanship and/or materials during said one-year period, and performance of such one-year warranty shall be Landlord's sole and exclusive obligation with respect to defective workmanship and/or materials, and Tenant's rights to enforce such one-year warranty shall be Tenant's sole and exclusive remedy with respect to such defective workmanship and/or materials in limitation of any contract, warranty or other rights, whether express or implied, that Tenant may otherwise have under applicable law. Landlord covenants that it will obtain, as part of the costs of the Landlord's Improvements, a ten
(10) year roof warranty. Landlord shall assign to Tenant, to the extent permitted under any such warranties provided to Landlord, on a non-exclusive basis, all rights Landlord may have under any warranties provided by contractors or subcontractors. From and after the expiration of the one-year warranty of Landlord against defective workmanship and materials, Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any express warranties or guaranties of workmanship or materials given by subcontractors or materialmen or any service contracts that guarantee or warrant against defective workmanship or materials or provide service or repair for a period of time in excess of the one-year period described above. Notwithstanding anything to the contrary, Landlord, at Landlord's sole cost and expense, shall be solely responsible for repairing latent structural defects in the Structural Portions of the Building during the Initial Term and any Renewal Terms (provided that if Tenant has penetrated, attached any item to, or otherwise damaged the same, Landlord shall not be responsible for, nor shall Landlord remedy, any defects attributable to such actions or conditions). During the Initial Term, Tenant shall be responsible for annual roof inspections and clean out of gutters and down spouts and Landlord shall be responsible for all other related maintenance of the roof structure (exclusive of the roof membrane) including all roof leaks during the first five (5) years of Initial Lease Term (provided that if Tenant has penetrated, attached any item to, or otherwise damaged the same, Landlord shall not be responsible for, nor shall Landlord remedy, any defects attributable to such actions or conditions). Thereafter, Tenant's exposure shall be capped at Five Thousand Dollars ($5,000.00) annually inclusive of inspections and clean out of gutters and down spouts.

7.2	Tenant's Maintenance.  Except as otherwise expressly provided in this Lease, Tenant, at its sole cost and expense, throughout the Term of this Lease, including the warranty period specified in Section 7.1 above, whether Tenant is occupying or has vacated the Premises), shall take good care of the Premises (including the Landlord's Improvements any improvements hereafter erected or installed on the Land), and shall keep the same in at least the same order, condition and repair (including interior repainting and refurnishing, as needed), as when received and shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article 7, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description, including, without limitation, any repairs, replacements, renewals, alterations and additions required by any governmental law, ordinance or regulations now or hereafter enacted relating to the Premises. All repairs made by Tenant shall be at least equal in quality, workmanship and cost to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted.

7.3	Tenant's Waiver of Claims Against Landlord.  Except as
otherwise specifically provided in this Lease or the Work Letter or this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Premises or any improvements hereafter erected thereon.

	ARTICLE 8

	CHANGES AND ALTERATIONS


8.1	Tenant's Changes and Alterations.  Tenant shall not make any alterations, additions or improvements ("Alterations") to the Property, without Landlord's prior written consent, which shall not be unreasonably withheld, except for non structural alterations in the interior of the Building that do not affect the Structural Portions of the Building or exterior of the Building ("Permitted Alterations"). All Alterations shall be done promptly and in a good and workmanlike manner and in compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Premises are located, or any other body exercising similar functions. All such Alterations which affect the Structural Portions of the Building or the exterior of the Building ("Structural or Exterior Alterations") shall be performed by a contractor approved by Landlord, in its reasonable discretion. If required by Landlord, Tenant shall provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord in connection with any Structural or Exterior Alterations. Tenant shall promptly remove any Alterations constructed in violation of this Section upon Landlord's written request. All permanent Alterations (i.e. other than Tenant's movable trade fixtures and equipment), including the Permitted Alterations made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the Term of this Lease. Prior to commencement of the Alterations, Tenant shall deliver Builder's All Risk Insurance, in an amount acceptable to Landlord, in conformance with the requirements of
Article 10 of this Lease. Notwithstanding anything to the contrary set forth herein, Tenant agrees, at Tenant's sole cost and expense, and within ten (10) days request therefor by Landlord at the end of the Lease Term or earlier termination thereof, to remove any of the following types of Permitted Alterations and repair the Premises where such Permitted Alterations were situated to the same or better condition than existed prior to Tenant installation of said Permitted Alterations: racking, Permitted Alterations to create manufacturing and/or office space, drop ceilings, mezzanines, and demising walls. To the extent Tenant removes any other Alterations, Tenant shall also, within ten (10) days of removal thereof, restore the Premises to the condition that existed prior to Tenant's installation of such Alterations.

8.2	Liens.  Tenant shall keep the Premises free from any
mechanics', materialmen's, designer's or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Landlord shall have the right at all times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and are not released of record by payment or posting of a proper bond within thirty (30) days after such filing, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien or posting security to cause the discharge of such lien, in which event all amounts paid by Landlord shall immediately be due and payable by Tenant as Additional Rent. Tenant hereby indemnifies, protects, defends and holds Landlord and Landlord's Indemnitees and the Premises harmless from any liability, cost, obligation, expense (including, without limitation, reasonable attorneys' fees and expenses and attorneys' fees incurred in enforcing of this indemnity), or claim of any mechanics', materialmen's, design professional's or other liens in any manner relating to any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant shall notify Landlord in writing fifteen (15) days prior to commencing any Alterations so that Landlord shall have the right to record and post notices of non-responsibility or any other notices deemed necessary by Landlord on the Premises. Tenant shall not create, and shall within thirty
(30) days discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof.

8.3	Compliance with Laws.  Landlord warrants, that provided that the Tenant Work, and any subsequent Alterations, is in compliance with all present laws, codes, regulations and ordinances, upon completion of Landlord's Improvements, the utilities, including without limitation the HVAC, (as hereinafter defined), the structural portions, the interior and the exterior of the Premises will meet with all laws, codes, regulations and ordinances in effect at the time the Premises is delivered by Landlord to Tenant and will be in good working condition and order (except for punch-list items). If, at any time, the Premises or such utilities do not meet with such laws, codes, regulations and ordinances as required by regulations of governing authorities (other than as a result of Tenant's negligent acts or the failure of Tenant Work or Tenant's Alterations to comply with such laws, codes, regulations and ordinances), then, except for work that is specifically required as a result of the business operation being conducted by Tenant, the Premises will be brought up to the proper standards at Landlord's expense. Landlord's receipt of all governmental permits required for initial occupancy shall be deemed satisfaction of the foregoing representations and obligations. Landlord shall also be responsible for paying any and all fines or penalties assessed by any governmental authority if the Premises fails to meet codes and regulations of governmental authorities during the Term of this Lease, other than as a result of the failure of the Tenant Work or Alterations and/or improvements made by Tenant to comply with all laws, codes, regulations and ordinances as required by regulations of governing authorities. Tenant shall be responsible for paying any and all fines or penalties for the failure of the Tenant Work and Alterations and/or improvements made by Tenant to comply with all laws, codes, regulations and ordinances as required by regulations of governing authorities during the Term of this Lease and shall cause the Tenant Work and any Alterations and/or improvements made by Tenant to be brought up to the proper standards at Tenant's expenses.


	ARTICLE 9

	RIGHTS RESERVED BY LANDLORD

9.1	Landlord's Entry.  In addition to any other right of entry
provided to Landlord in this Lease, Landlord reserves the right, at all reasonable times and upon twenty-four (24) hours prior notice to Tenant except in case of emergency when no notice shall be required (but Landlord will use reasonable efforts to give prior or contemporaneous notice), to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (provided that Landlord shall only show the Premises to prospective tenants during the last (6) six months of the Lease Term); (iii) post notices of non-responsibility or other notices as may be customary in the State of California; (iv) for performance of any of Landlord's repair and/or maintenance rights or obligations; or (v) to exercise any other rights, obligations or remedies that Landlord may have under this Lease. Landlord and its authorized representatives may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Landlord may deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in the event of any emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Tenant from the Premises or any portion thereof.

9.2	Landlord's Cure.  If Tenant shall default in the performance of its obligations under this Lease and if such default is not cured within the applicable periods provided in Article 14, Landlord upon twenty (20) days prior notice to Tenant (except in emergency in which case no notice shall be required) may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within twenty (20) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults. If there are any outstanding monetary obligations of Tenant under this Lease attributable to the period prior to the expiration or termination of this Lease, such obligations shall survive the termination or expiration of this Lease and such amount shall be payable to Landlord within ten (10) days after receipt of notice therefor from Landlord.

	ARTICLE 10

	INDEMNITY AND INSURANCE


10.1	Tenant's Insurance Obligations.  Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the Term of this Lease, commencing with the earlier to occur of
(a) Commencement Date or (b) the date Tenant first occupies the Premises, policies of insurance covering the Improvements constructed, installed or located on the Premises naming the Landlord, as an additional insured, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for damage by earthquake if requested by Landlord (provided that Landlord shall reimburse Tenant for the cost of insurance allocable to earthquake coverage); (d) loss from so-called explosion, collapse and underground hazards; and (e) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements other than loss for flood. At all times, such insurance coverage shall be in an amount equal to 100% of the then "full replacement cost" of the Improvements exclusive of excavations, foundations and footings "Full Replacement Cost" shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense. Prior to occupancy of the Premises, Tenant shall deliver to Landlord a copy of such insurance policy.

10.2	Insurance Coverage.  During the Term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect comprehensive general liability insurance or commercial liability insurance against any loss, liability or damage on, about or relating to the Premises, or any portion thereof, with limits of not less than Three Million Dollars ($3,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's indemnity obligations under this Lease.


The insurance set forth in this Section 10.2 shall be maintained by Tenant at not less than the limits set forth herein. To the extent it is customary in the marketplace for insurance limits to be higher than those specified in this Section 10.2, such limits may be increased, upon written notice from Landlord to Tenant, at the end of each five (5) year period during which this Lease is in effect ("Adjustment Date") based upon increases (if any) in the Index (defined below). The most recent Index in publication prior to the Commencement Date shall be the "Base Index." On each Adjustment Date, the insurance limits shall be increased by the percentage equal to the percentage increase (if any) in the most recent Index in publication prior to the Adjustment Date ("Comparison Index") over the Base Index. The term "Index" as used in this Lease shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim Average Subgroup "All Items," (1982-84 = 100). If the 1982-84 base of the Index should hereafter be changed, then the new base shall be converted to the 1982-84 base and the base as so converted shall be used. If at any time the Index should not exist in the format recited herein, Landlord shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall, in Landlord's opinion, be most nearly equivalent thereto.

10.3	Insurance Provisions.  All policies of insurance required by this Article shall provide that the proceeds thereof shall be payable to Tenant and Landlord as their interests appear, and if Landlord so requests shall also be payable to any contract purchaser of the Premises and the holder of any mortgages now or hereafter becoming a lien on the fee of the Premises, or any portion thereof, provided that any such mortgagee has provided Tenant with the Non-Disturbance Agreement (defined below). Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 10.1 hereof, unless Landlord is named therein too as an additional insured with loss payable as in said Section 10.1 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same. Any such insurance obtained and maintained by Tenant shall name Landlord, and, if requested by Landlord, Landlord's mortgagee, as an additional insured therein, provided that any such mortgagee has provided Tenant with the Non-Disturbance Agreement (defined below), and such insurance shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in California. Each policy required under this Article 10 shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant and an "agreed value" endorsement. All policies of insurance, together with any endorsements reflecting the changes to the policy required to comply with this Lease, shall be written in companies reasonably satisfactory to Landlord and licensed in the state in which the Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the Term and prior to expiration of such policy, new certificates of insurance, shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy Term. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and appropriate endorsements, Landlord may, at its option, procure such policies for the account of Tenant after five
(5) days' written notice, and the cost thereof shall be paid by Tenant to Landlord as Additional Rent within fifteen (15) days after delivery to Tenant of bills therefor.

10.4	Waiver of Subrogation.  Tenant shall cause to be inserted in the policy or policies of insurance required by this Article 10 hereof a so-called "Waiver of Subrogation Clause" as to Landlord. Each party hereby waives, releases and discharges the other party, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this
Article 10 notwithstanding that such loss, claim, expense or damage may have been caused by such other party, its agents or employees, and each party agrees to look to the insurance coverage only in the event of such loss.

10.5	Rental Abatement Insurance.  Landlord may maintain insurance coverage (including loss of use and rental abatement coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Premises against loss or damage by fire, windstorm or any other casualties or causes for such amount as Landlord may desire. Tenant shall reimburse Landlord for the actual and commercially reasonable costs of such rental abatement insurance, covering a period not to exceed eighteen (18) months, on an annual basis. Tenant shall pay such amounts to Landlord as Additional Rent, no later than thirty (30) days after receipt of a statement therefor from Landlord. Landlord shall have the right to require payments on a semi-annual or annual basis. The failure of Landlord to deliver a statement for such charges shall not constitute a waiver of Landlord's rights to collect such amounts if delivered within six (6) months. Tenant shall have the right, upon at least six (6) months prior notice, to elect to carry its own business interruption or rental abatement insurance, in amounts reasonably acceptable to Landlord and which satisfy the requirements set forth in Section 10.3 and this Section 10.5 of this Lease. In such case, Landlord shall cancel the rental abatement insurance. Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord.


10.6	Indemnification by Tenant.  To the fullest extent allowed by law, Tenant shall at all times indemnify, protect, defend with legal counsel reasonably acceptable to Landlord) and hold Landlord and Landlord's shareholders, officers, directors, partners, employees, lender, managing agent, successors and/or assigns (collectively, "Landlord's Indemnities") harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys' fees and costs and costs related to the enforcement of this indemnity provision) arising from or out of any occurrence in, upon or about the Premises or the occupancy or use by Tenant of the Premises, or the condition of the Premises to the extent caused by any act or omission of Tenant, its agents, contractors, servants, tenants, invitees (i.e. persons directed or requested by Tenant to enter the Premises) or licensees (collectively "Tenant's Agents") or arising from any act or negligence of Tenant or Tenant's Agents, or a default by Tenant under this Lease or, to the extent covered by insurance Tenant is required to carry under this Lease, arising from any accident, injury or damage whatsoever caused to any person, or entity occurring during the Term of this Lease, in or about the Premises, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon. Notwithstanding the foregoing, Tenant shall not have any liability hereunder or otherwise with respect to any claim, cost, liability, action or damage caused by the negligence or wilful misconduct of Landlord or any of Landlord's Indemnitees or Landlord's Agents or any material default by Landlord under this Lease. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

10.7	Indemnification by Landlord.  To the fullest extent allowed by law, Landlord shall at all times indemnify, protect, defend (with legal counsel reasonably acceptable to Tenant) and hold Tenant and Tenant's shareholders, officers, directors, partners, employees, affiliates, successors and/or assigns (collectively, "Tenant's Indemnitees") harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys' fees and costs and costs related to the enforcement of this indemnity provision) arising from or out of any negligence or wilful misconduct by Landlord or any of the Landlord's Indemnities or Landlord's Agents, in, on, or about the Premises or any breach by Landlord of its obligations under this Lease, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; provided, however, that in no event shall Landlord be obligated to indemnify, defend and hold Tenant or any of Tenant's Indemnitees or Tenant's Agents harmless to the extent of any claims, costs, liabilities, actions or damages arising from or out of, or occasioned in whole or in part by, the negligence or wilful misconduct of Tenant, Tenant's Indemnitees or Tenant's Agents or any material default by Tenant under this Lease. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant. Landlord shall cause the obligations under this Section 10.7 to be covered under Landlords policy of commercial general liability insurance.

	ARTICLE 11

	ASSIGNMENT AND SUBLETTING

11.1	Restriction on Other Transfers.  Except as specifically
permitted in Section 11.2 below, Tenant shall not assign, sublease, mortgage, pledge, transfer, or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof ("Transfer"), without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld, delayed or conditioned. If Landlord fails to respond to any request by Tenant for Landlord's consent or approval within twenty (20) days of such request, Tenant shall provide Landlord with a second written request. If Landlord fails to respond to such second written request within ten (10) days of Landlord's receipt thereof, Landlord shall be deemed to have consented to such Transfer; provided that such second written request specifically states that Landlord's failure to respond within ten (10) days shall be deemed consent under this Section
11.1 of this Lease. No Transfer shall release Tenant from its liability under this Lease. Tenant acknowledges and agrees that this covenant and agreement is a material inducement to the decision of Landlord to lease the Premises to Tenant and that Landlord may use its sole and absolute discretion hereunder. Landlord shall have the right to withhold consent to any sublessee in the event any of the conditions set forth in Section 5.8 of this Lease apply.

11.2	Permitted Transfers.  Notwithstanding the provisions of
Section 11.1, Tenant shall have the right, without Landlord's prior consent, to Transfer all or any portion of the Premises to a related entity or affiliate of Tenant. Tenant may also Transfer the lease to any successor entity, whether by merger, consolidation or otherwise, and to any entity that purchases all or substantially all of Tenant's assets. Finally Tenant shall be permitted to assign or sublease to an Affiliate (as hereinafter defined) of Tenant. The foregoing Transfers described in this
Section 11.2 are referred to as "Permitted Transfers." No such Permitted Transfer shall require Landlord's prior approval or consent, provided that Tenant shall provide to Landlord written notice of the Transfer, within a reasonable time thereafter, including the name of the transferee and the terms of the Transfer, and an agreement executed by the transferee acceptable to and in favor of Landlord whereby the transferee agrees to assume Tenant's obligations under this Lease. No such Permitted Transfer shall release Tenant from its liability under this Lease. As used herein, the term "Affiliate" shall mean any person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with the person in question, which, in the case of a person which is a partnership, shall include each of the partners thereof and each of their Affiliates. The term "control," as used in the immediately preceding sentence, means, with respect to a person that is a corporation, the right to exercise, directly or indirectly, more than twenty percent (20%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to a person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person.

11.3	Sublease Requirements.  Any sublease permitted under this
Article 11 shall contain provisions to the effect that, except as may otherwise be specifically agreed to by Landlord in writing, (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) Tenant shall continue to be and remain liable under the Lease. In the case of a sublease, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten
(10) days prior to the effective date of such sublease, which sublease shall be in form and content reasonably acceptable to Landlord.

11.4	No Merger.  No merger shall result from Tenant's sublease of the Premises under this Article 11, Tenant's surrender of this Lease or the termination of this Lease in any other manner.

11.5	Profits on Transfer.  In the event that Tenant shall make a
permitted Transfer hereunder of all or any portion of the Premises (the "Transfer Space"), then the following shall apply: Tenant shall pay Landlord monthly, as Additional Rent, at the same time as the monthly installment of Basic Rent required hereunder, fifty percent (50%) of the "Profit" payable by the Transferee pursuant to the terms reserved in the Transfer agreement, assignment or sublease. For purposes of this Section 11.5, "Profit" shall mean all rent and other amounts paid or payable by the Transferee to Tenant pursuant to the terms of the Transfer which are in excess of the applicable Basic Rent and Additional Rent (if the obligation to pay Additional Rent is not passed through to or assumed by the Transferee under this Lease) after deducting therefrom Tenant's actual and reasonable costs incurred in connection with the Transfer, including but not limited to reasonable real estate commissions, costs of renovations or improvements, reasonable tenant improvement allowances, reasonable attorneys fees and reasonable rent concessions.

11.5.1	Tenant's Profit Statement.  Tenant shall and hereby
agrees that it will furnish to Landlord upon written request from Landlord a complete statement, setting forth in detail the computation of all profit derived and to be derived from such assignment or sublease, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access, at all reasonable times (at Tenant's Southern California office) upon ten (10) business days advance notice, not to exceed more than one (1) time per year per Transfer, to the books, records and papers of Tenant relating directly to any such assignment or subletting.

	ARTICLE 12

	DAMAGE OR DESTRUCTION


12.1	Destruction and Restoration.  Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date by fire or otherwise, Tenant at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same ("Restoration") as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations as may be reasonably acceptable to Tenant or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. The Restoration shall be carried on and completed in accordance with the provisions and conditions of this Lease. All insurance proceeds shall be held by Landlord and Tenant as co-trustee. If the insurance moneys in the hands of Landlord and Tenant as co-trustees shall be deemed to be insufficient by Landlord to pay the entire costs of the Restoration, Tenant agrees, only to the extent Tenant failed to maintain the insurance Tenant is required to maintain under this Lease, to pay any deficiency promptly upon demand that would have been paid by the insurance company had Tenant maintained the required insurance.

12.2	Application of Insurance Proceeds.  All insurance moneys
recovered by Landlord or Tenant shall be held by Landlord and Tenant as co-trustees on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses, in accordance with requirements imposed by Landlord or any mortgagee of record, provided that any such mortgagee has theretofore or concurrently provided, Tenant with the Non-Disturbance Agreement (defined below). Tenant shall furnish Landlord at the time of any such payment with lien releases and evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration.

12.3	Continuance of Tenant's Obligations.  No destruction of or
damage to the Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.


12.4	Damage or Destruction at End of Lease Term.  In the event the damage or destruction occurs during the last eighteen (18) months of the Lease Term, then, notwithstanding the provisions of Section 12.1 and 12.2, Tenant shall not be obligated to complete such Restoration so long as Tenant assigns to Landlord all insurance proceeds except those amortized and allocable to Tenant's Work (as defined in the Work Letter) (including the amount of any deductibles and any other amounts necessary) so that Landlord can complete such Restoration.

12.5	Waiver of California Statutes.  Tenant waives the protection of any statute, code or judicial decision which grants a Tenant the right to terminate a lease in the event of damage or destruction of the Premises, including, but not limited to, the provisions of Sections 1932(2) and 1933(4) of the Civil Code or any successor statute or law. Tenant agrees that the provisions of this Article shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of the Premises. Notwithstanding the foregoing, Basic Rent and Additional Rent shall be abated proportionately during any period of repair under this Article for a period not to exceed eighteen (18) months; provided that Tenant has complied with the requirements of Section 10.5.

	ARTICLE 13

	CONDEMNATION

13.1	Condemnation of Entire Premises.  If, during the Term of this
Lease, the entire Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease shall terminate on the date of vesting of title pursuant to such Proceedings. In any taking of the Premises, or any portion thereof, whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Premises or damage to the Improvements, except as otherwise provided for in
Section 13.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.

13.2	Partial Condemnation/Termination of Lease.  If, during the Term of this Lease, less than the entire Premises, but more than ten percent (10%) of the floor area of the Building, or more than fifteen percent (15%) of the land area of the Premises, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Premises so taken, and Tenant shall have the right to terminate this Lease if the business of Tenant conducted in the portion of the Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Premises and Tenant cannot construct or secure substantially similar space to the space so taken, on the Premises. Such termination as to the remainder of the Premises shall be effected by notice in writing given not more than sixty
(60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination.

13.3	Partial Condemnation/Continuation of Lease.  If ten percent
(10%), or less, of the floor area of the Building, or fifteen percent (15%), or less, of the Land, shall be taken in such Proceedings, or if more than ten percent (10%) of the floor area of the Building or more than fifteen percent (15%) of the Land is taken (but less than the entire Premises), and this Lease is not terminated as in Section 13.2 hereof provided, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken. The net amount of the award (after deduction of all costs and expenses, including attorneys' fees), shall be held by Landlord and Tenant as co-trustees and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings is insufficient to pay all costs of such restoration work, Landlord may elect to either (a) terminate the Lease in accordance with the provisions of
Section 13.1 or (b) continue the Lease and restore that portion of the Improvements on the Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. If Landlord elects to terminate the Lease under this Section 13.3, Landlord shall deliver to Tenant written notice of Landlord's election to terminate along with an estimate of the amount of the deficiency between the costs of complete restoration and the award ("Deficiency Amount"), Tenant may continue the Lease in effect by delivery written notice to Landlord, within fifteen (15) days of receipt of Landlord's termination notice, of its election to continue the Lease and pay the Deficiency Amount. If Tenant elects to continue the Lease, Tenant shall deliver to Landlord and Tenant as co-trustees the Deficiency Amount within fifteen (15) days of written request by Landlord. If the Premises are restored, the award amounts shall be disbursed in accordance with the same requirements set forth in Section 12.2 of this Lease. If the Lease is terminated, the award amounts shall be disbursed in accordance with Section 13.1.

13.4	Continuance of Obligations.  In the event this Lease is not
terminated, then from and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as may be mutually agreed upon by Tenant and Landlord.

13.5	Tenant's Waiver.  Tenant waives the protection of any statute, code or judicial decision which grants Tenant a right to any compensation other than that set forth in this Article in the event of a taking, including, but not limited to, California Code of Civil Procedure Section 1265.150 or any successor statute or law.

	ARTICLE 14

	DEFAULTS; REMEDIES

14.1	Events of Default.  The occurrence of any of the following
shall constitute a default and breach of this Lease by Tenant:

14.1.1	Failure to Pay.  If Tenant fails to pay such Rent or
such charge as and when due where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant.

14.1.2	Failure to Perform.  If Tenant fails to perform any of
Tenant's nonmonetary obligations under this Lease for a period of thirty
(30) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion.

14.1.3	Other Defaults.  (i) If Tenant makes a general
assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this Subsection is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

The notices required by this Section are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

14.2	Remedies.  On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without any additional notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)	Terminate Tenant's right to possession of the
Property at any time by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Rent and other charges which Landlord had earned at the time of the termination;
(ii) the worth at the time of the award of the amount by which the unpaid Basic Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided;
(iii) the worth at the time of the award of the amount by which the unpaid Basic Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonable avoided; and (iv) any other amount, including court costs necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Maximum Rate of Interest set forth in Item 10 of the Basic Terms. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 14.1.5(a), or (ii) proceeding under Paragraph 14.1.5(b) or (c);

(b)	Maintain Tenant's right to possession, in which
case this Lease shall continue in effect whether or not Tenant has abandoned the Property. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due. This remedy is intended to and is hereby declared to be that described in California Civil Code
Section 1951.4. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from reletting. No act by Landlord allowed by this Section 14.2(b) will terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant will have the right to assign or sublet its interest in this Lease, but Tenant will not be released from liability. If Landlord elects to relet the Premises as provided in this Section 14.2(b), Rent that Landlord receives from reletting will be applied to the payment of: (i) first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; (ii) second, all costs, including for maintenance, incurred by Landlord in reletting; and (iii) third, Rent due and unpaid under the Lease. After deducting the payments referred to in this Section 14.2(b), any sum remaining from the Rent Landlord receives from reletting will be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant will pay to Landlord, in addition to the remaining Rent due, all costs, including for maintenance, Landlord incurred in reletting which remain after applying the Rent received from the reletting; and/or

(c)	Pursue any other remedy now or hereafter available
to Landlord under the laws or judicial decisions of the state in which the Property is located.

14.3	Right of Landlord to Re-Enter.  In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

14.4	Cumulative Remedies.  Landlord's exercise of any right or
remedy shall not prevent it from exercising any other right or remedy.

14.5	Mitigation.  Landlord shall have the obligation to use all
reasonable efforts to mitigate any loss or damages suffered by Landlord on account of any default by Tenant.

14.6	Limitation on Remedies.  Notwithstanding anything to the
contrary in this Article 14, Landlord shall not be permitted to accelerate the payment of Rent for the remainder of the Lease Term unless there has been a monetary default by Tenant for over 60 days. Except as otherwise specifically provided in this Lease, neither Landlord nor Tenant shall not be entitled to recover consequential and/or punitive damages from the other as a result of the breach of this Lease.

14.7	Legal Costs.  Each party shall reimburse the other party, upon demand, for any reasonable costs or expenses incurred by such other party in connection with any actual breach or default of the non-performing party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify, protect, defend and hold Landlord harmless from all costs, expenses, demands and liability (including, without limitation, attorneys' fees and costs, including attorneys fees as a result of the enforcement of this indemnity) incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant (other than against Landlord), or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.


14.8	No Waiver.  No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any default of either party herein shall be implied from any omission by the other party to take any action on account of such default. One or more waivers by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

14.9	Waiver by Tenant.  Tenant hereby waives all claims by
Landlord's re-entering and taking possession of the Premises and removing and storing the property of Tenant as permitted under this Article 14 and will save Landlord harmless from all losses, costs or damages occasioned Landlord thereby. No such reentry shall be considered or construed to be a forcible entry by Landlord. If Landlord fails to perform any of Landlord's obligations under this Lease, which failure continues for more than fifteen
(15) days after Tenant's delivery of written notice to Landlord specifying such failure, or if such failure is of a nature that it requires more than fifteen (15) days to remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the failure withing such fifteen (15) day period and diligently pursued such efforts to complete such cure), Tenant may deliver a reminder notice ("Reminder Notice"). If Landlord fails to commence to cure such failure within fifteen (15) days of receipt of Tenant's Reminder Notice and diligently pursue the same to completion, then Tenant may incur reasonable expenses necessary to perform the obligation of Landlord specified in such notice and invoice Landlord therefor. If Landlord fails to reimburse Tenant within fifteen (15) days following receipt of such invoice, then Tenant may deliver a reminder notice ("First Reminder Notice"). If Landlord fails to reimburse Tenant within fifteen (15) days of receipt of Tenant's First Reminder Notice, Tenant may deliver a second reminder notice ("Second Reminder Notice"). If Landlord fails to reimburse Tenant within fifteen (15) days of receipt of Tenant's Second Reminder Notice, then Tenant may apply the cost of such repairs against the next Basic Rent obligations due hereunder, and invoice Landlord therefor.

Notwithstanding anything contained herein to the contrary, Tenant's rights to deduct from Basic Rent shall be restricted to any amount per month not in excess of the sum of twenty-five percent (25%) of the Basic Rent; provided, however, that the sum which was not capable of offset as a result of such cap shall bear interest at the Maximum Rate of Interest from thirty (30) days after the date Tenant first invoiced Landlord for such expenses to be offset until the date Tenant actually recovers such costs through offset. It is further agreed that, if any default by Landlord cannot be cured by Tenant by the expenditure of a sum that is recoverable from future offsets as authorized in this Lease by the end of the then applicable Term, the aforesaid twenty-five percent (25%) figure shall be increased to such percentage of the Basic Rent as is necessary in order to assure that such sum is recoverable from future offsets.

14.9.1	Delinquent Rental Payments.  Any installment of Basic
Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten (10) days thereafter shall be subject to a late payment fee of two percent (2%) of the unpaid amount per month commencing on the date said payment is due ("Late Payment Fee"). Tenant acknowledges that Tenant's failure to pay Basic Rent or Additional Rent when due may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. The parties agree that such charge specified above represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment and acceptance of such late charge does not constitute a waiver of Tenant's default or limit any other remedy of Landlord. The late charge shall be deemed Rent and the rights to require it shall be in addition to all of Landlord's rights and remedies hereunder or at law. Notwithstanding the foregoing, Tenant shall not be subject to the late payment fee specified herein unless Landlord has given Tenant ten (10) days written notice of any payment of Additional Rent or Basic Rent that is past due ("Late Payment Notice"); provided that after Tenant's receipt of two (2) such Late Payment Notices in any Lease Year, Landlord shall no longer be required to deliver a Late Payment Notice in order to collect the late payment fee during said Lease Year. Notwithstanding the foregoing, Landlord waives its right to collect the Late Payment Fee the first time Landlord would otherwise be entitled to such a Late Payment Fee in any Lease Year.

	ARTICLE 15

	PROTECTION OF CREDITORS


15.1	Subordination.  This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, or other document of like nature ("Mortgage"), which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit "F" attached hereto and incorporated herein ("SNDA") and any other instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage and which are reasonably acceptable to Tenant. It is agreed, nevertheless, that so long as Tenant is not in default in the payment of Basic Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, that such SNDA or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises.

15.2	Attornment.  If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale or by any new person or entity as a result of any transfer by Landlord, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease if all obligations and liabilities accruing under this Lease after such acquisition are assumed in writing by such transferee or successor. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.3	Estoppel Certificates.

15.3.1	Within fifteen (15) business days after Landlord's or
Tenant's written request (the "Requesting Party"), the non-requesting party (the "Responding Party") shall execute, acknowledge and deliver to the Requesting Party a written statement certifying: (i) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect, as modified, and stating the modifications); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Basic Rent and other charges and the time period covered by such payment;
(iv) whether or not there are then existing any breaches or defaults by such party or the other party known by such party under this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any such breach of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same) and (v) such other statements as reasonably required by The Requesting Party, or any lender or prospective lender, investor or purchaser. the Responding Party shall deliver such statement to the Requesting Party within fifteen (15) business days after the Requesting Party's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

15.3.2	If the Responding Party, does not deliver such statement
to the Requesting Party within such fifteen (15) business day period, then the Requesting Party may deliver a second request and if the Responding Party does not deliver such statement to Landlord within five (5) business days after receipt of such second request, then the Requesting Party, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by the Requesting Party; (ii) that this Lease has not been canceled or terminated except as otherwise represented by the Requesting Party; (iii) that not more than one month's Base Monthly Rent or other charges have been paid in advance; and (iv) that the Requesting Party is not in default under this Lease. In such event, the Responding Party shall be estopped from denying the truth of such facts.

15.4	Mortgagee Protection Clause.  Tenant agrees to give any
mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default, served upon the Landlord, provided that prior to delivery of such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees and/or trust deed holders and the same have executed a Non-Disturbance Agreement as provided and defined below. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional fifteen days (15) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such fifteen days (15) any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

15.5	Non-Disturbance. Landlord represents that as of the Effective
Date of this Lease, there is no mortgage encumbering the Land. With respect to any future Mortgages, Tenant's subordination is expressly conditioned upon Landlord's delivery to Tenant of a fully executed Recognition and Non-Disturbance Agreement substantially in the form of the SNDA or in such other form and substance as may be reasonably acceptable to Tenant with respect to such Mortgage ("Non-Disturbance Agreement").

	ARTICLE 16

	TERMINATION OF LEASE


16.1	Surrender of Premises.  At the expiration of the Term of this
Lease or earlier termination of this Lease, Tenant shall surrender the Premises together with all alterations placed thereon by Tenant (except Alterations Tenant elects to remove or Alterations Landlord, in the exercise of reasonable discretion, informed Tenant, in connection with Landlord=s approval of the installation thereof, that Landlord would require Tenant to remove upon the expiration of the Lease) in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the term of this Lease, reasonable wear and tear excepted, and shall surrender all keys to the Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant unless Landlord requires Tenant to leave the same. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, after five (5) business days notice to Tenant, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises be not surrendered as above set forth, Tenant shall indemnify, protect, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claim made by any succeeding occupant founded on such delay. All property of Tenant not removed within thirty (30) days after the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove, at Tenant's cost, all property of Tenant from the Premises left thirty (30) days or longer after termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto.

16.2	Holding Over.  In the event Tenant remains in possession of the
Premises after expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to one hundred twenty-five percent (125%) of the then current Basic Rent for the Premises.

	ARTICLE 17

	RENEWAL OPTIONS

17.1	Options to Renew.  Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease ("Renewal Option") for up to two (2) periods of five (5) years each (each such five
(5) year period is sometimes hereinafter referred to as a "Renewal Term") upon the following terms and conditions and subject to the limitations set forth below.

17.1.1	No Event of Default.  At the respective times
hereinafter set forth for the exercise of each Renewal Option and at the time of the commencement of each Renewal Term, this Lease shall be in full force and effect and there shall be no uncured Event of Default under this Lease, but Landlord shall have the right, at its sole discretion, to waive any such condition regarding an Event of Default.

17.1.2	Fair Market Rent.  The Premises shall be leased to
Tenant on an "as is" basis on the same terms, covenants and conditions contained in this Lease, except that the annual Basic Rent for the Premises, including all buildings, structures and fixtures erected thereon, together with all additions, alterations and replacements thereof (except Tenant's moveable trade fixtures, machinery and equipment) shall be adjusted to reflect ninety-five percent (95%) of the Fair Market Rent (as hereinafter defined) for the Premises, as of the date of commencement of such Renewal Term ("Adjusted Basic Rent"); provided that in no event shall such Adjusted Basic Rent be less than the Basic Rent for the Lease Year immediately prior to the Renewal Term.

17.1.3	Exercise of Renewal Term(s).  Tenant shall exercise its
right to extend the Term of this Lease for any Renewal Term set forth in this Article 17, if at all, by notifying Landlord, in writing, of its election to exercise the right to renew and extend the term of this Lease at least nine (9) months prior to the expiration of the Initial Term or the applicable Renewal Term, as the case may be.

17.1.4	Determination of Fair Market Rent.  In calculating the
Fair Market Rent, the Premises shall be deemed to include all buildings, structures and fixtures erected thereon, together with all additions and replacements thereof (except Tenant's moveable trade fixtures, machinery and equipment). Not earlier than eighteen (18) months prior to the expiration of the Initial Term and each Renewal Term, Tenant may notify Landlord of its desire to consider renewal of this Lease. Thereafter, Landlord and Tenant shall make a good faith effort to agree upon the "Fair Market Rent" of the Premises for the ensuing Renewal Term. In the event Landlord and Tenant fail to agree within sixty (60) days after delivery of Tenant's notice ("Initial Rent Determination Period"), the "Fair Market Rent" shall be determined by arbitration in accordance with the process described below. Without limiting the foregoing, in determining the Fair Market Rent, the following factors shall be considered: the amount per rentable square foot that a willing, comparable, non-equity tenant would pay, and a willing landlord of a comparable property in the marketplace (as set forth above) would accept in an arm's-length transaction giving appropriate consideration to rental rates per rentable square foot, escalation clauses (including, but not limited to, operating expenses and real estate taxes), abatement provisions reflecting free rent, if any, length of lease term, size and location of premises being leased, tenant improvement allowances, if any, and any other generally applicable terms and conditions of tenancy for the subject space.


17.1.5	Arbitration.  All arbitrators appointed by or on behalf
of either party or appointed pursuant to the provisions hereof shall be MAI members of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of improved commercial and industrial real estate in the Riverside, California area and be devoting a substantial amount of time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested. If the parties are unable to agree upon the Fair Market Base Rent during the Initial Rent Determination Period, then within fifteen (15) days after termination of the Initial Rent Determination Period, each party shall deliver to the other party a notice specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. The two (2) arbitrators so selected shall select a third arbitrator no later than thirty (30) days after the Initial Rent Determination Period. If the party receiving a request for arbitration fails to appoint its arbitrator within the time above specified, or if the two (2) arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any Judge of the District Court of the County of Riverside, State of California, upon ten (10) days prior written notice to the other party of such intent. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. The arbitrators so selected shall have all rights and power conferred on him or her by the California Code of Civil Procedure Sections 1280 et seq. or any successor statute or law, and except as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such statute. No discovery shall be permitted by the Landlord and Tenant in the arbitration except that all parties shall make available to the arbitrators such information as may be requested by such arbitrators. Acting independently of each other and without consultation with each other, each of said three arbitrators, within sixty (60) days after appointment of the third appraiser, and his or her acceptance of such appointment, shall make their appraisal and submit to Landlord and Tenant a written report and appraisal setting forth the appraiser's opinion as to the fair market value of the Premises. The two appraisals of all of the appraisals reported by the three appraisers that are closest in amount shall be averaged (or if the appraisal is less than one of the other appraisals and more than the other appraisal by the same amount, all three appraisals shall be averaged). Such averaged amount shall be the Fair Market Rent of the Premises. All arbitrators appointed by or on behalf of either party or appointed by the Presiding Judge of the Superior Court of Riverside County, California as hereinafter provided, shall be in all respects impartial and disinterested. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party and the fees and expenses of the third arbitrator shall be borne equally by both parties. Landlord and Tenant shall then execute an amendment recognizing the Fair Market Rent for the Renewal Term and the fact Tenant shall pay ninety-five percent (95%) of such Fair Market Rent or the Basic Rent for the Previous Lease Year, whichever is greater.

	ARTICLE 18

	EXPANSION OPTION


18.1	Option to Expand.  Tenant shall have the right, to be exercised as hereinafter provided, to expand the Premises ("Expansion Option") into space to be constructed on the Land adjacent to the Premises, which land is more particularly described on Exhibit "A-1" attached hereto and incorporated herein ("Expansion Land") together with certain improvements to be constructed thereon, including an approximately ninety-five thousand (95,000) square foot addition to the Building, depicted as the Expansion Space on Exhibit "A-2" ("Expansion Space"), upon the following terms and conditions and subject to the limitations set forth below.

18.2	No Event of Default.  At the respective times hereinafter set forth for the exercise of the Expansion Option and the delivery of the Expansion Space, this Lease shall be in full force and effect and there shall be no uncured Event of Default (as defined below) under this Lease.

18.3	Exercise of Expansion Option.  Tenant may exercise its right to expand by notifying Landlord, in writing, of its election to exercise the Expansion Option ("Notice of Exercise") at least nine (9) months prior to the desired occupancy date for the Premises, which Notice of Exercise shall specify the exact desired occupancy date ("Desired Occupancy Date"); provided that, subject to the provisions below, there will still be at least five (5) years remaining in the Initial Term after the Desired Occupancy Date. In the event that there will not be at least five (5) years remaining in the Initial Term at the time Tenant desires to exercise its Expansion Option, Tenant may still exercise its Expansion Option up until nine (9) months prior to the end of the Initial Term ("Expansion Option Termination Date") if, in Tenant's Notice of Exercise, Tenant indicates that it is also electing to extend the Initial Term by the number of days necessary to cause there to be exactly five (5) years between the Desired Occupancy Date and the expiration of the Initial Term ("Extension Election"). In the event, Tenant exercises the Extension Election, the commencement date for the Expansion Space shall occur upon Substantial Completion of the Expansion Space Landlord's Improvements (as described in the Work Letter) ("Expansion Space Commencement Date"). The term of the Lease for the Expansion Space shall terminate concurrently with the Term of the Lease for the balance of the Premises.


18.4	Expansion Terms.  The Expansion Space shall be leased to Tenant on the same terms, covenants and conditions contained in this Lease, except as provided in this Article and except that the Basic Rent for the Expansion Space due and payable each month shall be computed in accordance with Section 18.5 below and paid along with the Basic Rent provided in Item 10 of the Basic Terms. The Basic Rent per rentable square foot for the Expansion Space shall be increased from time to time in accordance with any proportionate increases to the Basic Rent provided under Item 10 of the Basic Terms and under Section 18.3 above (provided that increases in the Expansion Space Rent shall not occur until the sixty-third (63rd) month after the Expansion Space Commencement Date). If Tenant exercises any Expansion Option, Landlord and Tenant shall enter into an amendment of this Lease setting forth the adjusted Basic Rent and other relevant provisions based on the increase in the area of the Premises effective on the Expansion Space Commencement Date. If Tenant exercises its Expansion Option, then (a) all references to the Premises shall include the Expansion Space and Expansion Land, and all references to the Land shall include the Expansion Land, effective as of the Expansion Space Commencement Date; (b) Landlord shall be subject to the same monetary penalties for failure to deliver the Expansion Space by the Desired Occupancy Date as are (provided in Section 1.3 for failure to deliver the Premises by August 1, 1998 provided that Tenant shall not have the termination rights set forth in
Section 1.3); and (c) Tenant shall be entitled to the same early occupancy rights for the Expansion Space as those set forth in Section 1.2.2 and in the Work Letter for the Premises.

18.5	Expansion Space Basic Rent.  Commencing on the Expansion Space
Commencement Date, Tenant shall pay Basic Rent for the Expansion Space in the amount provided in this Section 18.5 at which time Tenant shall no longer be required to pay the portion of the Basic Rent described as "Monthly Rent for Expansion Land" in Item 10 of the Basic Terms. The Basic Rent, paid monthly, for the Expansion Space shall be the product of ten and one half percent (102%), multiplied by the following costs ("Expansion Space Basic Rent"):

(1)	The Expansion Land valued at $525,000;

(2)	The cost of building the Expansion Space (inclusive of a
tenant improvement allowance not to exceed Five Dollars
($5.00) per square foot) as determined by (a) the lowest competitive bid by general contractors acceptable to both parties or (b) Landlord's in-house general contractor at a fee of five percent (5%) of Hard Costs
(defined below);

(3)	Commercially reasonable and standard Architectural and
engineering fees, permit fees, governmental charges, soil testing costs and surveying costs incurred by Landlord in connection with the Expansion Space building;

(4)	A three percent (3%) development fee on all Hard Costs.
As used herein, the term "Hard Costs" shall mean the actual costs paid by Landlord to construct the Improvements, including without limitation, all amounts paid to the contractors, suppliers, and all general contractors, all architectural, engineering and other design consultants and on-site overhead costs directly attributable to the Expansion Space, all standard fees paid to the governmental agencies for the construction of the Improvements, and other costs commonly included in what is customarily known as "Hard Costs";

(5)	The best available interim financing costs, not to
exceed the Maximum Rate of Interest specified in Item 10 of the Basic Terms; and

(6)	Any standard real estate commission paid or due and
payable by Landlord in connection with the Expansion
Space or Expansion Land.

18.6	Free Rent Period.  The first two (2) calendar months of the
Expansion Space Basic Rent shall be abated.

18.7	Failure to Exercise Expansion Option.  In the event Tenant
fails to exercise the Expansion Option during the Initial Term only, for so long as there has been no Expansion Space Commencement Date, Tenant shall continue to pay the portion of the Basic Rent described as "Monthly Rent for Expansion Land." In the event that Tenant has not exercised the Expansion Option as of the Expansion Option Termination Date, then notwithstanding anything to the contrary contained herein, commencing on the first day following the Expansion Option Termination Date, Tenant shall no longer be required to pay the Monthly Rent for Expansion Land or any Taxes or other Additional Rent attributable to the Expansion Land.

	ARTICLE 19

	MISCELLANEOUS PROVISIONS



19.1	Notices.  All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by Federal Express or other reputable independent overnight courier service, addressed at the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice, and shall be deemed to have been delivered on the date the same is (i) postmarked, if sent by certified mail, or (ii) deposited, if sent by Federal Express or such other reputable overnight courier service, but shall not be deemed received until (a) one (1) business day following deposit with Federal Express or other reputable overnight courier service, or (b) three (3) days following deposit in the United States Mail if sent by certified mail.

19.2	Landlord's Continuing Obligations.  The term "Landlord," as
used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers or conveyance the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided (a) that such liability is assumed in writing by the transferee and (b) that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant.

19.3	Net Lease.  Landlord and Tenant do each state and represent
that it is the intention of each of them that, except as otherwise provided herein, this Lease be interpreted and construed as a net lease and, except as otherwise provided in this Lease, all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff.

19.4	Successors.  The covenants and agreements herein contained
shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

19.5	Memorandum of Lease.  Upon not less than fifteen (15) business days prior written request by Landlord or Tenant, the other party agrees to execute and deliver to the requesting party a Memorandum of Lease, in recordable form, setting forth the following: (a) the date of this Lease;
(b) the parties to this Lease; (c) the term of this Lease; and (d) the legal description of the Premises.

19.6	Captions and Interpretation.  The captions of the Articles or
Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

19.7	Relationship of Parties.  This Lease does not create the
relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

19.8	Entire Agreement.  Any exhibits, addenda and schedules attached hereto shall be incorporated herein as though fully set forth herein. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease Agreement together with the Exhibits contains the entire agreement between the parties. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

19.9	Severability.  If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

19.10	Landlord's Limited Liability.  Tenant agrees to look solely to
Landlord's interest in the Premises and any income derived directly therefrom for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

19.11	Survival.  All obligations of Landlord and Tenant (together
with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term of this Lease shall survive the expiration or other termination of this Lease.

19.12	Attorneys' Fees.  In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof or the enforcement of any indemnity obligation hereunder, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys' fees, costs and expenditures fees) from the other party.

19.13	Broker.  Each party represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease except for Lee & Associates, whose commission shall be payable by Landlord, and each party agrees to hold the other party harmless from and against the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or changes claimed by any other realtors, brokers or agents claiming by, through or on behalf of such party with respect to this Lease and/or the negotiation hereof.

19.14	Governing Law.  This Lease shall be governed by the laws of the
State of California. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Premises are located, and the parties hereto waive the right to be sued elsewhere.

19.15	Time is of the Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

19.16	Joint and Several Liability.  All parties signing this Lease as
Tenant shall be jointly and severally liable for all obligations of Tenant.

19.17	Delivery of Corporate Documents.  In the event that Tenant is a corporation, Tenant shall, without charge to Landlord, at any time and from time to time within fifteen (15) days after written request by Landlord, if required by a prospective lender or purchaser, deliver to Landlord, in connection with any proposed sale or mortgage of the Premises, the following instruments and documents:

(a)	Certificate of Good Standing in the state of
incorporation of Tenant and in the state in which the Premises are located issued by the appropriate state authority and bearing a current date;

(b)	A copy of Tenant's articles of incorporation and bylaws,
and any amendments or modifications thereof certified by the secretary or assistant secretary of Tenant.

19.18	Tenant's Financial Condition.  Prior to the Effective Date, and
within fifteen (15) business days after written request from Landlord (so long as Landlord has a reasonable basis for requesting such information based upon Tenant's financial condition) and not more than one (1) time per twelve month period, Tenant shall deliver to Landlord financial statements prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant or guarantor of Tenant provided that Tenant shall not be required to provide any information that would constitute a violation of the rules and regulations of the Securities Exchange Commission. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises, Project, Land and/or Expansion Land or any portion thereof designated by Landlord any financial statements prepared in accordance with GAAP required by any lender or purchaser to facilitate the sale, financing or refinancing of the Premises or Project or any portion thereof. Tenant represents and warrants to Landlord that (a) each such financial statement is a true and accurate statement as of the date of such statement; and (b) at all times after the date of any such statement during the Lease Term or any extension thereof, Tenant's net worth, as stated therein, shall not be reduced. All financial statements shall be confidential and shall be used only for the purposes set forth herein. Each such financial statement shall be executed by Tenant and shall, if requested by Landlord, be certified by Tenant to be true and correct. Notwithstanding the foregoing, if Tenant is a publicly traded company. Tenant may provide Landlord with copies of Tenant's latest 10-Q and 10-K filings with the Securities Exchange Commission in lieu of the above referenced financial statements.

19.19	Provisions are Covenants and Conditions.  All provisions,
whether covenants or conditions, on the part of the Landlord, or on the part of Tenant, shall be deemed to be both covenants and conditions.

19.20	Business Days.  As used herein, the term "business days" shall mean any day which is not a Saturday, Sunday or a legal holiday in the State of California.

19.21	Force Majeure.  If either party shall be delayed or prevented from the performance of any act required hereunder, other than the payment of Rent, Additional Rent or any other sums required to be paid hereunder, by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, respect of governmental laws or regulations, or by reason of any order or direct of any legislative, administrative or judicial body, or any government department, or by reason of not being able to obtain any licenses, permissions or authorities required therefor, or other causes without fault or beyond the reasonable control of such party, then notwithstanding anything to the contrary contained herein, performance of such acts by such party shall be excused for the period of the delay and the period of the performance of any such acts shall be extended for a period equivalent to the period of such delay; (herein such delays are sometimes referred to as AForce Majeure@.)


19.22	No Continuous Operation.  Notwithstanding anything in this
Lease to the contrary, nothing herein shall be construed as an obligation for Tenant to open or operate its business in the Premises. Tenant shall have the right to remove Tenant's personal property and cease operations in the Premises at any time and at Tenant's sole discretion. However, the right to cease to operate its business shall not affect Tenant's obligation to pay all amounts due hereunder and to perform all covenants and obligations hereunder. Tenant agrees, at such time it is operating its business in the Premises, to conduct its business in a first-class manner, consistent with reputable business standards and practices.

19.23	Waiver of Landlord's Lien.  Landlord hereby waives any
contractual, statutory or other Landlord's lien on Tenant's furniture, moveable trade fixtures, supplies, equipment and inventory. Tenant shall have the absolute right from time to time during the Term hereof and without Landlord's further approval, written or otherwise, to grant and assign a mortgage or other security interest Tenant's furniture, fixtures, supplies, equipment and inventory to Tenant's lenders in connection with Tenant's financing arrangement. Landlord agrees to execute such confirmation certificates and other documents (except amendments to this Lease unless Landlord hereafter consents in its sole and absolute discretion) as Tenant's lenders may reasonably request in connection with any such financing.

19.24	Submission of Lease.  Submission of this instrument for
examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Exhibits and Addenda which are attached to or incorporated by reference in this Lease.

Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a
Minnesota corporation

By:
Name:  Thomas W. Roberts
Title: President

Dated:_____________________	TENANT:

PETCO ANIMAL SUPPLIES, INC., a
Delaware corporation

By:
Name:
Title:

By:
Name:
Title:


	EXHIBITS

	Page First
	Appearing


Exhibit "A" - Legal Description of Land 	1
Exhibit "A-1" - Legal Description of Expansion Land	18
Exhibit "A-2" - Expansion Space	18
Exhibit "B" - Work Letter	1
Schedule 1 to Work Letter - Final Plans and Specification	N/A
Exhibit "C" - Preliminary Report	1
Exhibit "D" - Commencement Date Acknowledgment	1
Exhibit "E" - Delivery Date Acknowledgment	1
Exhibit "F" - Subordination, Non-Disturbance and Attornment Agreement	15


	EXHIBIT "A"

	Legal Description of Land

	[To Be Attached]

	EXHIBIT "A-1"

	Legal Description of Expansion Land

	[To Be Attached]

	EXHIBIT "A-2"

	Depiction of Expansion Space

	[To Be Attached]

	EXHIBIT "B"
	WORK LETTER


OPUS WEST CORPORATION, a Minnesota corporation, ("Landlord") and
PETCO ANIMAL SUPPLIES, INC., a Delaware corporation ("Tenant") as of this ___ day of November, 1997, are executing simultaneously with this Work Letter Agreement ("Work Letter"), a written lease (the "Lease") covering the Premises described in the Lease.

This Work Letter defines the scope of Landlord's Improvements (as defined below) which Landlord shall be obligated to construct or install on the Premises. It there is a conflict between the terms and provisions of this Work Letter and the Lease, this Work Letter shall control. Terms which have initial capital letters and are not otherwise defined in this Letter shall have the meaning set forth in the Lease.

This Work Letter is a part of the Lease and shall be subject to all of its terms and condition, including all definitions contained therein. Unless the context otherwise requires, any references to the Lease shall include the Work Letter and the obligations contained herein shall, to the extent applicable, continue during the Lease Term.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as set forth below.

	CONSTRUCTION OF IMPROVEMENTS

1.	Improvements.  Landlord agrees to furnish, at Landlord's sole cost and expense, all of the material, labor, and equipment for the construction on the Land of the improvements ("Landlord's Improvements") designated on the Final Plans and Specifications attached hereto and as
Schedule 1 and incorporated herein ("Final Plans and Specifications" or "Construction Documents"). When Landlord requests Tenant to specify details or layouts, Tenant shall specify same, subject to the provisions of the Final Plans and Specifications, so as not to delay completion of the Landlord's Improvements. Except as specifically set forth in this Lease and delineated on the Final Plans and Specifications, Landlord shall not provide or pay for any other improvements related to the Premises. Landlord's Improvements shall be constructed in a good and workmanlike manner in accordance with the Final Plans and Specifications and Landlord agrees to complete the construction thereof in accordance with the applicable building code as it is presently interpreted and enforced by the governmental bodies having jurisdiction thereof. By execution of the Lease, Tenant hereby approves of the attached Final Plans and Specifications. Tenant shall pay to Landlord all increased costs or damages incurred by Landlord attributable to delays caused by Tenant.

1.1	Premises Furnishings.  Tenant shall be solely responsible
for the performance and expense of the design, layout, provision, delivery and installation of any furniture, furnishings, telephone systems, computer systems, office equipment, and any other personal property Tenant will use at the Premises. In arranging for the performance of any of the work referred to in the preceding sentence, Tenant shall adopt a schedule in conformance with the schedule(s) of Landlord's Contractor(s) (defined below) and conduct its work in such a manner as to maintain harmonious labor relations and so as not to interfere unreasonably with or delay the work of Landlord's Contractor(s) in substantially completing the Landlord's Improvements.

2.	Construction of Landlord's Improvements.   A contractor
selected by Landlord in Landlord's sole discretion ("Landlord's Contractor") shall use its commercially reasonable efforts (a) to Substantially Complete (as defined below) the Landlord's Improvements on or before August 1, 1998 and (b) to ensure that the structural and exterior portions of the Premises, including without limitation the roof (hereinafter, the "Structural Portions of the Demised Premises"), the plumbing, electrical, gas, and other utilities, including without limitation the HVAC (hereinafter, the "Utilities") servicing same are in good working condition and order on the Commencement Date and are in compliance with all existing law, codes, regulations and ordinances of any governmental authorities, including seismic requirements and the Americans with Disabilities Act, as evidenced by a Certificate of Occupancy issued by the City.


3.	Completion of Landlord's Improvements.  Landlord shall be
responsible for the construction of the Landlord's Improvements in accordance with the approved Final Plans and Specifications. Within thirty
(30) days of Substantial Completion (as defined below) of the Landlord's Improvements, Landlord and Tenant shall provide a "punchlist" identifying the corrective work of the type commonly found on an architectural punchlist with respect to the Landlord's Improvements, which list shall be in Landlord's reasonable discretion based on whether such items were required by the approved Final Plans and Specifications. Within ten (10) Business Days after delivery of the punchlist, Landlord shall commence the correction of punchlist items and diligently pursue such work to completion. The punchlist procedure to be followed by Landlord and Tenant shall in no way limit Tenant's obligation to occupy the Premises under the Lease nor shall it in any way excuse Tenant's obligation to pay Rent as provided under the Lease unless such punch list items preclude Tenant from occupying the Premises as reasonably determined by Landlord and Tenant.

4.	Substantial Completion.  "Substantial Completion" or
"Substantially Completed" as used herein shall mean delivery of written notice to Tenant of the completion of construction of the Landlord's Improvements in the Premises pursuant to the approved Final Plans and Specifications with the exception of minor details of construction, installation, decoration, or mechanical adjustments and punchlist items as certified to by Landlord. Substantial Completion shall be deemed to have occurred, and completion of the Landlord's Improvements shall be deemed to have occurred upon issuance of a temporary or permanent certificate of occupancy, notwithstanding the requirement to complete "punchlist" items or similar corrective work. Tenant agrees that if Landlord shall be delayed in causing such work to be Substantially Completed as a result of any of the events as defined below (referred to herein as a "Tenant Delay"), then such delay shall be the responsibility of Tenant, and will result in the Commencement Date of the Term being the earlier of: (i) Tenant's opening of the Premises for business; (ii) the date of Substantial Completion or
(iii) the date when Substantial Completion would have occurred if there had been no Tenant Delay, providing that Landlord shall not be required to work on an overtime basis in order to bring the Premises to Substantial Completion. For the purposes of this Work Letter, a Tenant Delay is defined as follows: (a) Tenant's failure to comply with any time frames set forth herein or in the Lease, (b) any changes in the Final Plans and Specifications requested by Tenant after execution of this Lease, or (c) Tenant's failure to perform any act or obligation imposed on Tenant by the Lease or this Work Letter as and when requested thereunder or hereunder, or
(d) any other delay otherwise caused by Tenant, its agents, employees or contractors which operates to delay Landlord's Substantial Completion of the Landlord's Improvements, as reasonably determined by Landlord.

5.	Force Majeure.  Landlord shall diligently proceed with the
construction of the Landlord's Improvements and complete the same and deliver possession thereof to Tenant in accordance with the project schedule to be submitted by Landlord to Tenant within fifteen (15) days after the Effective Date of the Lease; provided, however, if delay is caused or contributed to by act or neglect of Tenant, Tenant delays as described in Section 4 above or those acting for or under Tenant, change orders requested by Tenant, labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor, or building materials, action or non-action of public utilities, or of local, state or federal governments affecting the work, or other causes beyond Landlord's reasonable control, then the time of completion of said construction shall be extended for the additional time caused by such delay. Such delays are each hereinafter referred to as an "Excused Delay." Landlord shall notify Tenant in writing of any Excused Delay that is due to a Tenant Delay.

6.	Possession of Premises.  Tenant shall, within five (5) business days after request therefrom by Landlord, advise Landlord of required color selections. Tenant shall be responsible for Landlord's increased cost of labor and materials if any, and loss of Rent, arising out of delay in the completion of the Premises caused by Tenant's failure to comply in a timely manner with the foregoing schedule. Landlord shall notify Tenant at least thirty (30) days prior to its estimated date of Substantial Completion and Tenant shall during such thirty (30) day period have the right to access the warehouse portion of the Premises to install fixtures and equipment ("Fixturization Period") provided that Tenant does not thereby interfere with the completion of construction or occasion any labor dispute as a result of such installations and provided further that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures and other personal property. Tenant shall adopt a schedule in conformance with the schedule of Landlord and conduct its work in such a manner as to maintain harmonious labor relations so as not to interfere unreasonably with or delay the work of Landlord. Tenant shall not be liable to Landlord for the payment of Basic Rent or taxes during such Fixturization Period but Tenant shall be subject to the other terms and provisions of this Lease, including the insurance and indemnity obligations and the obligation to maintain the Premises free of mechanic liens. Basic Rent and the payment and performance of all other obligations to be paid by Tenant shall commence upon the Commencement Date; provided, however, in the event that Landlord's Improvements are partially completed and partially ready for occupancy, and are occupied by Tenant, or Tenant is required to occupy same, the terms of such occupancy or use of the Premises shall apply and a pro rata portion of the Basic Rent and the pro rata portion of all other obligations to be paid by Tenant shall be payable commencing with such date of partial occupancy, and shall be equitably adjusted from time to time based upon the area and value of the portion of Landlord's Improvements substantially completed and ready for Tenant's occupancy. The failure of Tenant to take possession of or to occupy the Premises or any portion thereof which Tenant is required to occupy on or after the date Landlord's Improvements or such applicable portion thereof are substantially complete and ready for occupancy by Tenant shall not serve to relieve Tenant of said obligations or delay payments by Tenant to Landlord.

7.	Tenant Work.

7.1	Finish Work.  All finish work and decoration and other
work desired by Tenant and not included within the Landlord's Improvements as set forth in the approved Construction Documents, including specifically, without limitation, all computer systems, telephone systems, telecommunications systems and other items (the "Tenant Work") shall be furnished and installed by Tenant at Tenant's sole expense.

7.1.1	Consent of Landlord.  If any Tenant Work is not set
forth on the approved Construction Documents, Tenant shall secure Landlord's prior consent for such Tenant Work in the same manner and following the same procedures provided for in the Lease. Tenant shall not commence the construction or installation of any improvements on the Premises, including, specifically, the Tenant Work, without Landlord's prior written approval which shall not be unreasonably withheld of: (i) Tenant's contractor, (ii) detailed plans and specifications for the Tenant Work, and (iii) certificate(s) of insurance accurately showing that Tenant's contractor maintains insurance coverage in amounts, types, form and with companies reasonably acceptable to Landlord. All such certificates or policies shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant's contractor at all times during the performance of the Tenant Work.

7.2	Landlord's Obligations.  Landlord is under no obligation
to construct or supervise construction of any of the Tenant Work and any inspection by Landlord shall not be construed as a representation that the Tenant Work is in compliance with the final plans and specifications therefor or that the construction will be free from faulty material or workmanship, or that the Tenant Work is in conformance with any building codes or other applicable requirements. All of the Tenant Work shall be undertaken and performed in strict accordance with the provisions of the Lease and this Work Letter.

8.	Risk of Loss.  All materials, work, installations and
decorations of any nature brought upon or installed in the Premises before the Commencement Date shall be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant prior to such date, except in the event of Landlord's gross negligence or willful misconduct.

9.	Expansion Space.  If Tenant exercises its Expansion Option to lease the Expansion Space (as defined in the Lease), then the terms of this Work Letter, to the extent applicable, shall apply with respect to the Expansion Space; provided that an amendment to the Lease and/or this Work Letter shall be executed by the parties which shall set forth more specifically the provisions hereof that shall apply to the Expansion Space. If Tenant acquires the Expansion Space, Landlord shall furnish the material, labor and equipment for the construction of improvements similar to the Landlord's Improvements described in Schedule 1, which shall be agreed upon and incorporated into the amendment ("Expansion Space Landlord's Improvements"). With respect to Expansion Space Landlord's Improvements, Substantial Completion of such improvements shall be deemed to have occurred in accordance with the same criteria for Substantial Completion provided under Section 4 of this Work Letter.

10.	Conformance with Laws.  All work performed by Tenant, including the Tenant Work, shall be done in conformity with applicable codes and regulations of governmental authorities having jurisdiction over the Project and the Premises and valid building permits and other necessary authorizations from appropriate governmental agencies when required, shall be obtained by Tenant for the Tenant Work at Tenant's expense. Notwithstanding any failure by Landlord to object to any such Tenant Work, Landlord shall have no responsibility therefor.

11.	Tenant's Representative.  Tenant has designated Dave Evans as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Work Letter from Landlord will be made to Tenant's Representative.

12.	Landlord's Representative.  Landlord has designated Jeff
Dickerson as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter from Tenant will be made to Landlord's representative. Tenant will communicate solely with Landlord's Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter.

13.	Miscellaneous.

13.1	Sole Obligations.  Except as herein expressly set forth
with respect to the Landlord's Improvements, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease, including any alterations or improvements as contemplated in the Lease, shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

13.2	Applicability.  This Work Letter shall not be deemed
applicable to: (a) any additional space added to the original Premises at any time, whether by the exercise of any options under the Lease or otherwise, or (b) any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Lease Term, whether by the exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Premises not contemplated by this Work Letter shall be effected pursuant to a separate work letter agreement, in the form then being used by Landlord and specifically addressed to the allocation of costs relating to such construction.

13.3	Authority; Counterparts.  Any person signing this Work
Letter on behalf of Tenant warrants and represents that such person has authority to do so. This Work Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one instrument.

13.4	Binding on Successors.  Subject to the limitations on
assignment and subletting contained in the Lease, this Work Letter shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

13.5	Time of the Essence.  Time is of the essence as to each
and every term and provision of this Work Letter. In all instances where Tenant is required to approve an item, if no written notice of disapproval is given within the stated time period at the end of said period the item shall automatically be deemed approved and the next succeeding time period shall commence. Except as otherwise provided, all references herein to a "number of days" shall mean and refer to calendar days.

13.6	Attorneys' Fees.  In any action to enforce or interpret
the terms of this Work Letter, the party prevailing in that action shall be entitled to recover its reasonable attorneys' fees and costs of suit, both at trial and on appeal.

13.7	Incorporation.  This Work Letter is and shall be
incorporated by reference in the Lease and all of the terms and provisions of the Lease are incorporated herein for all purposes. Any default by Tenant hereunder also constitutes a default under the Lease.


	[Remainder of Page Intentionally Left Blank]

14.	Tenant's Acceptance of Premises.  Within a period of sixty (60)
days after commencement of the Initial Term, Tenant shall notify Landlord, in writing, of all portions of the Landlord's Improvements which are incomplete and Landlord shall forthwith complete such items. Failure to deliver such notice shall constitute an acknowledgment that the Landlord's Improvements are complete.


Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a
Minnesota corporation


By:
Name:  Thomas W. Roberts
Title: President

Dated:_____________________	TENANT:

PETCO ANIMAL SUPPLIES, INC., a
Delaware corporation


By:
Name:
Title:


By:
Name:
Title:

	SCHEDULE 1

	Plans and Specification

	[To Be Attached]

	EXHIBIT "C"

	Preliminary Report

	EXHIBIT "D"

	Commencement Date Acknowledgment


TO:		Opus West Corporation
2030 Main Street, Suite 520
Irvine, CA 92614
Attn: Paul A. Marshall
("Landlord")

FROM:		PETCO Animal Supplies
9125 Rehco Road
San Diego, CA 92121-2270
Attn: Mark Drasin
("Tenant")

RE:		Lease Agreement dated ___________________, 1997 ("Lease")
covering the premises described therein ("Premises") located in the County of Riverside, State of California.

Pursuant to the term of the Lease, Tenant has agreed to provide this Commencement Date Acknowledgment ("Acknowledgment") to Landlord within ten
(10) business days after Landlord's request therefor. This Acknowledgment is not in any way intended to modify any of the terms of the Lease.

1.	Commencement Date.  The term of the Lease commenced on
___________________, is presently in force, and, unless Tenant exercises its renewal or extension options, will expire on __________________________. Tenant has two (2) five (5) year Renewal
Options exercisable pursuant to Article 17 the Lease and an Extension Election exercisable pursuant to Article 18 of the Lease.

2.	Amendments.  The Lease has not been modified, altered or
amended in any respect, except for (indicate "None" if none)______________________________________.

The information set forth in this Acknowledgment is true and correct as of the date hereof. This Acknowledgment shall be binding upon the successors and assigns of Tenant.



DATED:


TENANT:

PETCO ANIMAL SUPPLIES, INC.,  a
Delaware corporation


By:
Name:
Title:


By:
Name:
Title:



	EXHIBIT "E"

	Delivery Date Acknowledgment


TO:		Opus West Corporation
2030 Main Street, Suite 520
Irvine, CA 92614
Attn: Paul A. Marshall
("Landlord")

FROM:		PETCO Animal Supplies
9125 Rehco Road
San Diego, CA 92121-2270
Attn: Mark Drasin
("Tenant")

RE:		Lease Agreement dated ___________________, 1997 ("Lease")
covering the premises described therein ("Premises") located in the County of Riverside, State of California.

Pursuant to the term of the Lease, Tenant has agreed to provide this Delivery Date Acknowledgment ("Acknowledgment") to Landlord within ten (10) business days after Landlord's request therefor. This Acknowledgment is not in any way intended to modify any of the terms of the Lease.

1.	Acceptance of Premises.  Tenant has accepted possession of the
Premises, is the actual occupant in possession of the Premises and has not sublet, assigned or otherwise transferred its interest in the Premises. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant (with the exception of any identified punch list items). The Premises were in acceptable condition and were delivered in compliance with all of the requirement of the Work Letter (as defined in the Lease) and the Lease.

2.	Delivery Date.  The Delivery Date under the Lease is and the
Premises were delivered from Landlord to Tenant on ___________________

3.	Substantial Completion.  The date of Substantial Completion of the Premises (as defined in the Lease) is ________________________.

4.	Amendments.  The Lease has not been modified, altered or
amended in any respect, except for (indicate "None" if none)______________________________________.

The information set forth in this Acknowledgment is true and correct as of the date hereof. This Acknowledgment shall be binding upon the successors and assigns of Tenant.



DATED:


TENANT:

PETCO ANIMAL SUPPLIES, INC.,  a
Delaware corporation


By:
Name:
Title:


By:
Name:
Title:


	EXHIBIT "F"

RECORDED AT THE REQUEST OF	)
)
             AND 	)
)
WHEN RECORDED MAIL TO:	)
______________________________	)
______________________________	)
______________________________	)
______________________________	)
)

	Space Above This Line for Recorder's Use

	SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT


THIS AGREEMENT is made and entered into this ___ day of October, 1997, by and among ___________________("Lender"), whose address is_______________, PETCO ANIMAL SUPPLIES, INC., a Delaware corporation (the "Tenant") and OPUS WEST CORPORATION, a Minnesota corporation (ALandlord@).

	RECITALS

1. Lender is the owner and holder of that certain ____________
(Promissory Note or Loan Agreement) dated ____________, in the principal sum of

($_____________).  The ___________________ is secured by a deed of trust, assignment and security agreement recorded prior to or contemporaneously with the recording hereof in the records of San Diego County, California, which Deed of Trust constitutes a lien or encumbrance on that real property more particularly described on Schedule "A" attached hereto and by this reference incorporated herein.

2. Tenant is the holder of a leasehold estate (the "Leased
Premises") included in the real property described on Schedule "A" attached hereto and by this reference incorporated herein, pursuant to the terms of that lease (the "Lease") dated _______, and executed by Tenant and Landlord. The Lease includes without limitation all right, title and interest that Tenant may have in all or any portion of the Leased Premises.

3. Tenant and Lender desire to confirm their understanding with respect to the Lease and the Deed of Trust.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree and covenant as follows:

1.	So long as Tenant is not in default (beyond any period given
Tenant to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease to be performed by Tenant, Lender shall not disturb or interfere with Tenant's possession and occupancy of the Leased Premises during the term of the Lease or any extension thereof duly exercised by Tenant.

2.	If the interests of Tenant shall be transferred to and owned by
Lender by judicial foreclosure, private trustee sale or any other manner, and Lender succeeds to the interest of Landlord under the Lease, Tenant shall be bound to Lender under all of the covenants, conditions and provisions of the Lease for the remaining term thereof, and any extension thereof duly exercised by Tenant, with the same force and effect as if Lender were the Landlord under the Lease. Tenant hereby attorns to Lender as its Landlord, and that attornment shall be self-operative and shall be effective immediately upon Lender's succeeding to the interest of Landlord under the Lease without the execution of any further instruments by any of the parties hereto.

3.	If the interests of Landlord shall be transferred to and owned by Lender by judicial foreclosure, private trustee sale or any other manner, and Lender succeeds to the interest of Landlord under the Lease, Lender shall be bound to Tenant under all of the terms, covenants and conditions of the Lease except that Lender shall not be:

(a)	Liable for any act or omission of any prior landlord
(including Landlord);


(b)	Subject to any offsets or defenses that Tenant might have
against any prior landlord (including Landlord) unless Lender has been given notice and an opportunity to cure in accordance with the terms of the Lease;

(c)	Bound by any rent or additional rent or advance rent that
Tenant might have paid for more than the current month to any prior landlord (including Landlord) and all such rent shall remain due and owing notwithstanding such advance payment;

(d)	Bound by any amendment or modification of the Lease made
without its consent and written approval;

(e)	Liable for any security deposit Tenant might have paid to
any prior landlord (including Landlord), except to the extent Lender has actually received said security deposit;

(f)	Personally liable under the Lease.  Lender's liability
under the Lease shall be limited to the ownership interest of Lender in the Leased Premises and any income derived therefrom by Lender.

In addition, Lender shall not have any liability or responsibility under or pursuant to the terms of the Lease or this Agreement after it ceases to own an interest in or to the property described on Schedule "A."

4.	The Lease is now, and shall at all times continue to be,
subject and subordinate in each and every respect to the Deed of Trust and to all extensions, modifications, renewals, replacements, substitutions and/or consolidations thereof; but only to the extent that such extensions, modifications, renewals, replacements, substitutions, and/or consolidations thereof do not materially and detrimentally alter Tenant's rights and obligations under the Lease. Nothing contained herein shall be deemed or construed as limiting or restricting the enforcement by Lender of any of the covenants, conditions, provisions or remedies of the Deed of Trust, whether or not consistent with the Lease.

5.	Tenant shall give written notice to Lender of any failure by
Landlord to perform or observe any of the covenants, conditions or provisions of the Lease, and Lender shall have the right, but not the obligation, to cure such failure. In the event of any such failure by Landlord, Tenant shall not take any action with respect to such failure, including without limitation any action to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of fifteen (15) days after notice thereof to Lender; provided, however, that if such failure cannot reasonably be remedied within that fifteen (15) day period, Tenant shall not take any action with respect to such failure, including without limitation any action to terminate, rescind or avoid the Lease or to withhold any rent thereunder, so long as Lender shall commence to remedy the failure within the fifteen (15) day period and thereafter shall diligently prosecute the remedy to completion.

6.	All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by Federal Express or other reputable independent overnight courier service, addressed at the addresses specified at the beginning of this Agreement or at such other place as either party may designate to the other party by written notice, and shall be deemed to have been delivered on the date the same is
(i) postmarked, if sent by certified or registered United States mail, or
(ii) deposited, if sent by Federal Express or such other reputable overnight courier service, but shall not be deemed received until (a) one
(1) business day following deposit with Federal Express or other reputable overnight courier service, or (b) three (3) days following deposit in the United States Mail if sent by certified or registered mail.

7.	The term "Lender" shall be deemed to include _________, a
__________, and its successors and assigns, including anyone who shall have succeeded to Landlord's interest by or through judicial foreclosure, private trustee's sale, or other proceedings brought pursuant to the Deed of Trust or deed in lieu of such foreclosure or proceedings.

8.	Each covenant, condition and provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any covenant, condition or provision of this Agreement shall be held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid covenant, condition or provision had not been contained herein.

9.	This Agreement may not be modified orally or in any other
manner than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

10.	This Agreement shall be governed by and construed according to the laws of the State of California.


11.	This Agreement may be executed in any number of counterparts, and each counterpart executed by any of the undersigned, together with all other counterparts so executed, shall constitute a single instrument and agreement of the parties.

IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

_____________________________, a
__________________________________


By:
Name:
Title:

	Lender


PETCO ANIMAL SUPPLIES, INC.,
a Delaware corporation


By:
Name:
Title:

	Tenant


OPUS WEST CORPORATION,
a Minnesota corporation


By:
Name:  Thomas W. Roberts
Title:  President

	Landlord


STATE OF CALIFORNIA	)
) ss.
County of San Diego		)

On _____________ before,____________________, personally appeared
________________ personally, known to me (or proved to me on the basis of satisfactory evidence) to the person whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS, my hand and official seal.


Notary Public

My commission expires:_____________
[SEAL]


STATE OF CALIFORNIA	)
) ss.
County of San Diego		)

On _____________ before,____________________, personally appeared
________________ personally, known to me (or proved to me on the basis of satisfactory evidence) to the person whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS, my hand and official seal.


Notary Public

My commission expires:_____________
[SEAL]


STATE OF CALIFORNIA	)
) ss.
County of San Diego		)

On _____________ before,____________________, personally appeared
________________ personally, known to me (or proved to me on the basis of satisfactory evidence) to the person whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS, my hand and official seal.


Notary Public

My commission expires:_____________
[SEAL]




	SCHEDULE "A"


	Legal Description

	[TO BE ATTACHED]






ARTICLE ONE: BASIC TERMS

The following terms used in this lease shall have the meanings set forth below.

1.01	Date Of Lease:	June __, 1997

1.02	Landlord (legal entity)	Knickerbocker Industrial
Properties East, L.P.

1.03	Tenant (legal entity)	Petco Animal Supplies, Inc.

1.04	Tenant's Guarantor:	None

1.05	Address of Premises:	152 Dayton Jamesburg Road,
		South Brunswick, New Jersey

1.06	Intentionally deleted

1.07	Approximate Size of
	  Building:	211,450 square feet.

1.08	Tenant's Initial
	  Prorata Share:	100%

1.09	Lease Term;	Commencing on the Lease
Commencement Date and expiring on
June 30, 2002.

1.10	(a) Lease Commencement Date:July 1, 1997
	(b) Rent Commencement Date:	August 1, 1997

1.11	Permitted Uses;	Warehouse and ancillary offices

1.12	Broker(s):	Colliers Houston & Co.

1.13	Intentionally Omitted

1.14	Parking Spaces Allocated
	  to Tenant:	100%

1.15	Base Rent:
		(i)	August 1, 1997 through
June 30, 2000 the Base
Rent shall be $761,220 per
year, in equal monthly
installments of $63,435.00

		(ii)	July 1, 2000 through
June 30, 2002 the Base
Rent shall be $845,800 per
year in equal monthly
installments of $70,483.53
1.16	Other Charges Payable
	  by Tenant:	(i)	Real Property Taxes
(Article Five)
		(ii)	Utilities (Article Six)
		(iii)	Insurance Premiums (Article
Seven)
		(iv)	CAM Expenses (Article
Eight)

1.17	Address of Landlord
	  for Notices:	c/o Cabot Partners Limited
Partnership
		Two Center Plaza
		Boston, MA 02108

1.18	Address of Tenant
	  for Notices:	9125 Rehco Road
		San Diego, CA 92121
		Attention:  Property Manager

1.19	Exhibits:	A:  The Premises
		B:  Rules & Regulations
		C:  Memorandum of Acceptance
		D:  Landlord's Release and
		    Waiver
		E:  Additional Provisions
Relating to Parking Spaces

ARTICLE TWO: PREMISES

2.01	Premises.  The Premises are described in Exhibit A.  The Premises includes the building thereon (the "Building"), including the racking system located therein.

2.02	Condition of Premises.  Prior to the Lease Commencement Date,
Landlord will broom clean the Building and ensure that the gas unit heaters and loading docks are in good working order and that the roof is watertight. Except as provided in the preceding sentence or as otherwise expressly provided herein, Tenant shall accept the Premises in its "as-is" condition on the Lease Commencement Date, and Landlord shall have no obligation to perform any work therein to prepare the Premises for Tenant.

ARTICLE THREE: LEASE TERM

3.01	Lease of Premises for Lease Term.  Landlord leases the Premises to
Tenant and Tenant leases the Premises from Landlord for the Lease Term, commencing on the Lease Commencement Date, subject to all terms and provisions of this Lease, except for the payment of Base Rent (which shall commence on the Rent Commencement Date). The Lease Term shall be the period stated in Article One and shall begin on the Lease Commencement Date set forth in Article One.

3.02	Options to Extend Term.  Tenant shall have two (2) options to extend the term of this Lease, each for a five (5) year period (an "Option Period"), provided (a) Tenant shall give notice to Landlord of its exercise of an option not less than nine (9) months prior to the expiration of the Lease Term or the first Option Period, as the case may be, (b) no default beyond any applicable grace period in the obligations of Tenant under this Lease shall exist at the time such notice is given and (c) Tenant shall not have been in default under this Lease beyond any applicable grace period on more than two (2) occasions during the entire preceding Lease Term. All of the terms and provisions of this Lease shall be applicable during each Option Period except that (a) Tenant shall have no option to extend the term of this Lease beyond the second Option Period and (b) the Base Rent for each Option Period shall be the greater of (i) the Base Rent for the last year of the Lease Term or the first Option Period, as the case may be, or (iii) Market Rent, as defined below, as of the first day of such Option Period.

	"Market Rent" shall be computed as of the applicable date at the then current rentals being charged to new tenants for comparable space located in comparable buildings, taking into account and giving effect to, in determining comparability, without limitation, such considerations as size, location and condition of premises and lease term.

	Landlord shall designate Market Rent for the next Option Period within thirty (30) days after Tenant's written request therefor (such request to be made no earlier than one (1) year before such Option Period).

	If Landlord shall not have previously designated Market Rent, after Tenant shall exercise an option to extend for an Option Period, Landlord shall initially designate Market Rent and shall furnish data in support of such designation. If Tenant shall have exercised its option to extend for the Option Period but shall disagree with Landlord's designation of the Market Rent, then Tenant shall have the right, by notice given within fourteen (14) days after Tenant's receipt of Landlord's designation, to submit such Market Rent to arbitration as follows. Market Rent shall be determined by arbitrators, one chosen by Tenant, one chosen by Landlord and a third selected, if necessary, as below provided. All arbitrators selected under this Section shall be experienced real estate appraisers with substantial experience with properties in the vicinity of the Premises. If within fourteen (14) days after Tenant's notice the parties shall agree upon a single arbitrator or if one party shall fail to select an arbitrator, the arbitrator selected by the other shall be the sole arbitrator, and Market Rent shell be determined by such arbitrator. The unanimous written decision of the two first chosen (or the decision of the first, if a second arbitrator is not chosen) without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within fourteen
(14) days following the call for arbitration, and, unless such two arbitrators shall have either reached a unanimous decision within thirty
(30) days after their designation or jointly selected a third arbitrator, they shall so notify the then President of the local Real Estate Board and request him to select an impartial third arbitrator to act hereunder, or if such individual does not exist or is unavailable, then they shall apply to a court of competent jurisdiction to select an impartial third arbitrator. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. If the dispute between the parties as to Market Rent shall not have been resolved before the commencement of Tenant's obligation to pay rent based upon Market Rent, then Tenant shall pay rent based upon the Market Rent designated by Landlord until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord or Landlord shall refund any overpayment of rent to Tenant.

3.03	Intentionally Omitted.

3.04	Holding Over.   Tenant shall vacate the Premises upon the
expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys' fees, which Landlord shall incur on account of Tenant's delay in so vacating the Premises. If Tenant shall not vacate The Premises upon the expiration or earlier termination of this lease, the Base Rent shall be increased to 250% of the Base Rent then in effect and Tenant's obligation to pay Additional Rent shall continue, but nothing herein shall limit any of Landlord's rights or Tenant's obligations arising from, Tenant's failure to vacate the Premises, including, without limitation, Landlord's right to repossess the Premises and remove Tenant therefrom at any time after the expiration or earlier termination of this Lease and Tenant's obligation to reimburse and indemnify Landlord as provided in the preceding sentence.

3.05	Tenant's Termination Option.  Tenant shall have the right, to terminate this Lease effective June 30, 2000 (Tenant's Termination Option), provided that (i) Tenant shall give notice to Landlord of the exercise of Tenant's option ("Tenant's Termination Notice") not later than January 1, 2000, the time of exercise being of the essence; (ii) Tenant shall pay to Landlord, as an early termination penalty, the sum of one month's Base Rent, simultaneously with the delivery of Tenant's Termination Notice;
(iii) this Lease shall be in full force and effect as of the date of Tenant's Termination Notice and on June 30, 2000; and (iv) Tenant shall not be in default hereunder, beyond any applicable notice or grace period on the date Tenant sends the Tenant Termination Notice and on June 30, 2000. If Tenant shall have complied with the foregoing provisions of this Article 3.05, this Lease and the Lease Term shall expire on June 30, 2000, with the same force and effect as though said date were the expiration date.

ARTICLE FOUR: RENT

4.01	Base Rent.  On the first day of each month during the Lease Term,
Tenant shall pay to Landlord the Base Rent as described in Section 1.15 in lawful money of the United States, in advance and without offset, deduction, or prior demand. The Base Rent shall be payable at Landlord's address or at such other place or to such other person as Landlord may designate in writing from time to time.

4.02	Additional Rent.  All sums payable by Tenant under this Lease other than Base Rent shall be deemed "Additional Rent;" the term "Rent" shall mean Base Rent and Additional Rent. Landlord shall estimate in advance and charge to Tenant the following costs, to be paid with the Base Rent on a monthly basis throughout the Lease Term: (i) all Real Property Taxes for which Tenant is liable under Section 5.01 and 5.02 of the Lease, (ii) all utility costs (if utilities are not separately metered) for which Tenant is liable under Section 6.01 of the Lease, (iii) all insurance premiums for which Tenant is liable under Sections 7.01 and 7.08 of the Lease, (iv) all CAM Expenses for which Tenant is liable under Section 8.04 of the Lease. Collectively, the aforementioned Real Property Taxes, insurance, utility, and CAM Expenses shall be referred to as the "Total Operating Costs." Landlord may adjust its estimate of Total Operating Costs at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. Within 120 days after the end of each fiscal year (which shall be the calendar year for this Lease) during the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Total Operating Costs paid or incurred by Landlord during the preceding fiscal year and Tenant's Pro Rata Share of such expenses. Within thirty
(30) days after Tenant's receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) in order that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. In addition to its obligation to pay Base Rent and its Pro Rata Share of Total Operating Expenses, Tenant is required hereunder to pay directly to suppliers, vendors, carriers, contractors. etc. certain insurance premiums, utility costs, personal property taxes, maintenance and repair costs and other expenses, collectively "Additional Expenses." If Landlord pays for any Additional Expenses in accordance with the terms of this Lease, Tenant's obligation to reimburse such costs shall be an Additional Rent obligation payable in full with the next monthly Rent payment. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.

4.03	Late Charge.  Tenant hereby acknowledges that late payment by
Tenant to Landlord of Rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five days following the due date, Tenant shall pay to Landlord a late charge equal to five percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4.04	Interest.  Any Rent or other amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of 15% per annum or the highest rate permitted by law, whichever is less, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

4.05	Tenant's Pro Rata Share.  Tenant's Pro Rata Share shall be 100%.

ARTICLE FIVE: PROPERTY TAXES

5.01	Real Property Taxes.  Tenant shall pay Tenant's Pro Rata Share of
Real Property Taxes on the Premises payable during the Lease Term. Tenant shall make such payments in accordance with Section 4.02. If Landlord shall receive a refund of any Real Property Taxes with respect to which Tenant shall have paid Tenant's Pro Rata Share, Landlord shall refund to Tenant Tenant's Pro Rata Share of such refund after deducting therefrom the costs and expenses incurred in connection therewith.

5.02	Definition of "Real Property Tax."  "Real Property Tax" shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Premises or any Rent or other sums payable by any tenants or occupants thereof. Real Property Tax shall include Landlord's costs and expenses of contesting any Real Property Tax. If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Premises or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based ("Substitute Taxes"), shall be deemed to be a Real Property Tax.

5.03	Personal Property Taxes.  Tenant shall pay directly all taxes charged against trade fixtures furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxed separately from the Premises. If any of Tenant's personal property shall be taxed with the Premises, Tenant shall pay Landlord the taxes for such personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal Property taxes.

ARTICLE SIX: UTILITIES

6.01	Utilities.  Tenant shall promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, allocable to the Lease Term together with any related Installation or connection charges or deposits (collectively "Utility Costs"). Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement arising out of any curtailment or interruption whatsoever in utility services.

ARTICLE SEVEN: INSURANCE

7.01.	Liability Insurance.  From the time Tenant shall first enter the
Premises, throughout the Lease Term and thereafter as long as Tenant shall remain in the Premises (collectively, "the Occupancy Period"), Tenant shall maintain in effect commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of Premises) and personal injury at the Premises, including contractual liability. Such insurance shall name Landlord, its Premises manager, any mortgagee, and Cabot Partners Limited Partnership, as additional insureds. The initial amount of such insurance shall be Three Million Dollars ($3,000,000) per occurrence and shall be subject to increase once during the Option Period specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, and other relevant factors. The liability insurance obtained by Tenant under this Section 7.01 shall (i) be primary; and (ii) insure Tenant's obligations to Landlord under Section 7.09. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises. The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant.

7.02	Worker's Compensation Insurance.  During the Occupancy Period,
Tenant shall maintain in effect Worker's Compensation Insurance (including Employers' Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.

7.03	Automobile Liability Insurance.  During the Occupancy Period,
Tenant shall maintain in effect Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with Tenant's use of the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) per vehicle for injuries or death of one or more persons or loss or damage to property.

7.04	Personal Premises Insurance.  During the Occupancy Period, Tenant
shall maintain in effect Personal Property Insurance covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under Direct Risk of Physical Loss (All Risk), as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. Tenant may satisfy the requirement for insurance under this
Section 7.04 by self insuring, provided that at all times while so self insuring (i) Tenant maintains a net worth of at least $150,000,000 and
(ii) promptly upon written request from Landlord (which may be given from time to time), Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord that Tenant has such net worth.

7.05	Intentionally Deleted.

7.06	Premises and Rental Income Insurance.  During the Lease Term,
Landlord shall maintain in effect Direct Risk of Physical Loss (all risk) insurance covering loss of or damage to the Premises in the amount of its replacement value with such endorsements and deductibles as Landlord shall determine from time to time. Landlord shall have the right to obtain flood, and such other insurance as Landlord shall determine from time to time or shall be required by any lender holding a security interest in the Premises. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one (1) year's Base Rent, plus estimated Real Property Taxes, CAM Expenses, Utility Costs and insurance premiums for one (1) year. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance maintained pursuant to this Article Seven, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000). Tenant shall not do or permit anything to be done which shall invalidate any such insurance.

7.07	Payment of Insurance Premiums.  Landlord shall pay the premiums of the insurance policies maintained by Landlord under Section 7.06 and
Section 7.01 (if applicable), and Tenant shall reimburse Landlord for Tenant's Pro Rata Share of such premiums in accordance with Section 4.02. Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 7.01, 7.02, 7.03, 7.04, and 7.05.

7.08	General Insurance Provisions.

	7.08(a) Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

	7.08(b) Prior to the earlier of Tenant's entry into the Premises or the commencement of the Lease Term, Tenant shall deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Sections 7.01, 7.02, 7.03, 7.04 and 7.05 and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time. If
Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as Additional Rent, for 110% of the cost of such insurance within ten
(10) days after receipt of a statement of the cost of such insurance.

	7.08(c) Tenant shall maintain all insurance required under this Lease with companies legally qualified to issue such insurance in New Jersey and reasonably acceptable to Landlord.

	7.08 (d) Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, or against the officers, partners, employees, agents, or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage, or required to be carried under this Article Seven. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

7.09	Indemnity.  As such waiver does not violate public policy and insurance is available to protect it, Tenant hereby waives all claims against Landlord, its agents, employees, officers, directors, partners end shareholders, (collectively "the Indemnitees") for damage to any property or injury to or death of any person in, upon or about the Premises arising at any time and from any cause, and Tenant shall hold Indemnitees harmless from and defend Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses including seasonable attorney's fees for damage to any property or injury to or death of any person arising in or from the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees in, upon or about the Premises. The foregoing shall include investigation cost; and all the costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 7.08 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

7.10	Landlord's Indemnity.  Landlord shall defend, with counsel
reasonably approved by Tenant, all actions against Tenant, its agents, employees, officers, directors, partners and shareholders (collectively "the Indemnitees") with respect to, and shall pay, protect, indemnify and save harmless to the extent permitted by law the Indemnitees from and against, all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from injury to or death of any person or damage to or loss of property occurring at the Property caused by the negligence or willful misconduct of Landlord to the extent the same shall not be covered by any insurance maintained or required to be maintained by any of the Indemnitees.

ARTICLE EIGHT: COMMON AREAS

8.01	Common  Areas.  As used in this Lease, "Common Areas" shall mean all areas within the Premises outside the Building, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas.

8.02	Use of Common Areas.  The Common Areas are part of the Premises, and Tenant shall have the exclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations ("Rules and Regulations") as Landlord may establish or modify from time to time and as initially set forth in Exhibit "B". Tenant shall abide by all such Rules and Regulations and shall use its best efforts to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's Rules and Regulations.

8.03	Vehicle Parking.  Tenant shall be entitled to use all vehicle parking spaces on the Premises, without paying any additional rent. Vehicles shall be parked only in striped parking spaces and not in driveways, other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. The additional spaces shall be in locations designated by Landlord subject to the approval of Tenant, which approval shall not unreasonably be withheld. Tenant, at its expense, may construct additional parking spaces on the Premises provided (a) Tenant shall first obtain Landlord's approval of plans and specifications therefor, (b) such additional parking shall comply with all legal requirements, including, without limitation, zoning requirements, and (c) the construction of such additional parking spaces shall comply with Section 10.05 hereof. See Exhibit E for additional provisions, if any, relating to parking spaces.

8.04	Common Area Maintenance.  Subject to Articles Eleven and Twelve,
Landlord shall maintain the Common Areas in good order, condition, and repair. Common Area Maintenance expenses ("CAM Expenses") are all costs and expenses associated with the operation and maintenance of the Common Areas and the repair and maintenance of the heating, ventilation, air conditioning, plumbing, electrical, utility, and safety systems (to the extent not performed by Tenant), including, but not limited to, the following: gardening and landscaping; snow removal; utility. water and sewage services for the Common Area; maintenance of signs (other than Tenant's signs); worker's compensation insurance; personal property taxes; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; routine maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; maintenance of paving [including sweeping, striping, repairing, resurfacing, and repaving); general maintenance Painting; lighting; cleaning; refuse removal; security and similar items; reserves for roof replacement, exterior painting and other appropriate reserves; and a property management fee (not to exceed three percent (3%) of the gross rents of the Premises for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in CAM Expenses with respect to any CAM Expenses which are included for the benefit of the Premises and other property, Landlord shall make a reasonable allocation of such cost between the Premises and such other property. CAM Expenses shall not include: (a) the cost of capital repairs and replacements, provided, however, that the annual depreciation (based on the useful life of the item under generally accepted accounting principles) of any such capital repair or replacement to the Common Areas or the heating, ventilating, air-conditioning, plumbing, electrical, utility and safety systems serving the Premises shall be included in the CAM Expenses each year during the term of this Lease; and (b) the cost of capital improvements, provided, however, that the annual depreciation (based on the useful life of the item under generally accepted accounting principles) of any capital improvement undertaken to reduce CAM Expenses or made in order to comply with legal requirements shall be included in CAM Expenses each year during the term of this Lease.

8.05	Tenant's Payment of CAM Expense.  Tenant shall pay Tenant's Pro
Rata Share (100%) of all CAM Expenses in accordance with Section 4.02.

ARTICLE NINE: USE 0F PREMISES

9.01	Permitted Uses.  Tenant may use the Premises only for the Permitted uses set forth in Section 1.11 above.

9.02	Manner of Use.  Tenant shall not cause or permit the Premises to be used in any way which shall constitute a violation of any law, ordinance, restrictive covenants, governmental regulation or order, or which shall constitute a nuisance or waste. Tenant shall obtain and pay for all permits, including a certificate of occupancy and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, notes, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

9.03	Hazardous Materials.  As used In this Lease, the term "Hazardous
Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without complying with all applicable Federal, State and Local laws or ordinances pertaining to the transportation, storage, use or disposal of such Hazardous Materials, including but not limited to obtaining proper permits. In no event, however, shall Tenant install or use any storage tanks on the Premises.

If Tenant's transportation, storage, use or disposal of Hazardous Materials on the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to: (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including reasonable attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord
(i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole discretion. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any environmental law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any environmental law and will promptly pay when due any fine or assessment against Landlord, Tenant or the Premises relating to any violation of an environmental law during the term of this Lease. If a lien is filed against the Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the water or onto land located within the State where the Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Premises. The provisions of this Section 9.03 shall survive the expiration or earlier termination of this Lease.

	Notwithstanding anything to the contrary herein, any environmental remediation or response action required in or around the Premises resulting directly or indirectly from any acts or omissions of other parties for whom Tenant is not responsible prior to the Lease Commencement Date or during the term of this Lease shall not be the obligation, duty or responsibility of Tenant.

	Notwithstanding the foregoing, Landlord shall indemnify Tenant against and hold Tenant harmless from any and all costs, claims, liabilities or damages, including reasonable attorneys' fees and expenses, arising from the presence or use of Hazardous Materials caused by Landlord, its agents or employees.

9.04	Signs and Auctions.  Tenant shall not place any signs on the
Premises without Landlord's prior written consent, which shall not be unreasonably withheld (subject to the Park Covenants and Landlord's sign standards). Tenant shall not conduct or permit any auctions or sheriff's sales at the Premises.

9.05	Landlord's Access.  Landlord or its agents may enter the Premises upon prior notice (which may be oral) at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice (which may be oral) of such entry, except in the case of an emergency, in which event Landlord shall make reasonable efforts to notify Tenant. Landlord may place customary "For Sale" or "For Lease" signs on the Premises.

ARTICLE TEN: CONDITION AND MAINTENANCE OF PREMISES

10.01	Existing Conditions.  Tenant shall accept the Premises in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises Tenant agrees to execute promptly a memorandum of Acceptance of Premises in the form set forth in Exhibit "C" to this Lease.

10.02	Exemption of Landlord from Liability.  Tenant shall insure its personal property under an all risk full replacement cost property insurance policy. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about Premises, or from other sources or places. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 10.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

10.03	Landlord's Obligations.  Subject to the provisions of Article
Eleven (Damage or Destruction) and Article Twelve (Condemnation), and except for damages caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord at its expense (subject to Section 4.02) shall keep the foundation, roof, building systems (other than the heating, ventilating and air conditioning system), structural supports and exterior walls of the improvements on the Premises in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of wells. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Notwithstanding anything to the contrary contained in Section 10.01 above, or Section 10.04(a) below, Landlord shall deliver the Premises to Tenant with all operating and mechanical systems (including heating, ventilating and air conditioning) in good working order and shall maintain the same in said condition for one (1) year.

10.04	Tenant's Obligations

	10.04 (a) Repair and Maintenance. Except as provided in Section 10.03, Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), and the last sentence of Section 10.03 above, Tenant shall keep all portions of the Premises (including systems and equipment) and the heating, ventilating and air conditioning system in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant shall be obligated to repair can not be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term, the useful life of such replacement shall be prorated over the remaining portion of the Lease Term. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor, such contract and such contractor to be approved by Landlord. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for maintenance of the heating and air conditioning system at Tenant's expense.
Landlord shall, at Tenant's expense, repair any damage to the portions of the Premises Landlord shall be required to maintain caused by Tenant's acts or omissions.

	10.04 (b) Tenant's Expense. Tenant shall fulfill all of Tenant's obligations under this Section 10.04 at Tenant's sole expense. If
Tenant shall fail to maintain, repair or replace the Premises as required by this Section 10.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for ail costs reasonably incurred in performing such maintenance, repair or replacement within ten (10) days after demand.

10.05	Alterations, Additions, and Improvements

	10.05 (a) Tenant's Work. Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior consent of Landlord. Landlord agrees that it will not unreasonably withhold, condition or delay its consent to any alterations, improvements or installations which do not affect the structure of the Building or any systems serving the Building. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall Perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or Premises occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and given notice of observed defects. Upon completion of any such work, Tenant shall provide
Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

	10.05 (b) No Liens. Tenant shall pay when due all claims for labor and material furnished to the Premises and shall at all times keep the Premises free from liens for labor and materials. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.

10.06	Condition upon Termination.  Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the condition which Tenant shall have been required to maintain the Premises under this Lease. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). Landlord (by so designating at the time it approves the same) may require Tenant to remove any alterations, additions or improvements at the expiration of the Lease and to restore the Premises to their prior condition, all at Tenant's expense. Any alterations, additions or improvements not required to be removed by Tenant shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent; unless the same shall have been installed by Tenant at its expense; any power wiring or wiring panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment.

10.07	Landlord's Contribution.  Landlord shall reimburse Tenant in accordance with this Section 10.07 for its initial cost of improving or remodeling existing office space within the Building or expanding such office space ("Tenant's Initial Office Work") as approved by Landlord in accordance with Section 10.05 above. Landlord shall reimburse Tenant for the costs of Tenant's Initial Work upon completion of such work, to the extent of the lesser of (i) $20,000.00, or (ii) the actual out of pocket cost to Tenant for such work ("Landlord's Contribution"). Landlord shall make such payment within 30 days after its receipt of (a) receipts (or such other proofs of payment as Landlord shall reasonably require) from Tenant for work done in connection with Tenant's Initial Office Work, (b) a written statement from Tenant's architect, engineer, contractor, or any other person employed by Tenant to perform work, that the work described on any such invoices has been completed in accordance with the final plans and specifications approved by Landlord pursuant to Section 10.05 above and
(c) a lien waiver executed by the contractors, material men and suppliers engaged by or on behalf of Tenant in connection with Tenant's Initial Office Work. Landlord shall not be required to make any payment hereunder to Tenant during the continuation of any default by Tenant hereunder beyond any applicable notice and grace periods.

ARTICLE ELEVEN: DAMAGE OR DESTRUCTION

11.01	Damage to Premises

	11.01 (a) If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty ("Casualty"). Tenant shall immediately notify Landlord in writing upon the occurrence of such Casualty. In the event of any Casualty, Landlord may elect either to (i) repair the damage caused by such casualty as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the casualty occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the casualty whether Landlord elects to repair the damage or terminate this Lease. If Landlord shall elect to repair the damage, Tenant shall pay Landlord the portion of the "deductible amount" (if any) under Landlord's insurance allocable to the damage to the Premises and, if the damage shall have been due to an act or omission of Tenant, or Tenant's employees, agents, contractors or Invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

	11.01 (b) If the casualty to the Premises shall occur during the last six (6) months of the Lease Term and the damage shall be estimated by Landlord to require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the casualty shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this lease shall give written notification to the other
Party of such election within ten (1O) days after Tenant's notice to Landlord of the occurrence of the casualty.

11.01	Temporary Reduction of Rent.  If the Premises shall be destroyed or damaged by casualty and Landlord shall determine to repair or restore the Premises pursuant to the provisions of this Article Eleven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises shall be impaired. Such reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and Real Property Taxes. Except for such possible reduction in Base Rent, insurance premiums and Real Property Taxes. Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Premises.

11.03 Waiver. Tenant waives the protection of any statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this Article Eleven shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Premises.

ARTICLE TWELVE: CONDEMNATION

12.01 Condemnation. If more than twenty percent (20%) of the floor area of the building or more than twenty-five percent (25%) of the parking on the Premises, shall be taken by eminent domain either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession). If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Bass Rent shall be reduced in proportion to the reduction in the floor area of the Building. If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord. Tenant shall have no claim against landlord for the value of the unexpired lease term or otherwise, except that Tenant may file a separate claim for moving expenses and removal of trade fixtures and other personal property as long as such claim does not reduce Landlord's award.

ARTICLE THIRTEEN:  ASSIGNMENT AND SUBLETTING

13.01	Landlord's Consent Required.  No portion of the Premises or of
Tenant's interest in this Lease shall be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 13.02 below. Landlord, acting reasonably, shall have the right to grant or withhold its consent as provided in Section 13.04 below, which consent shall not be unreasonably withheld or delayed. Any attempted transfer without consent shall be void and shall constitute a non curable breach of this Lease.

13.02	No Release of Tenant.  No assignment or transfer shall release
Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from Tenant or any other person shall not be a waiver of any provision
or this Article Thirteen.   Consent to one transfer shall not be deemed a
consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant's assignee or transferee shall default under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee without notifying Tenant or obtaining its consent, and such action shall not release Tenant from any of its obligations or liabilities under this Lease as so assigned or modified.

13.03	Offer to Terminate.  If Tenant shall desire to assign this Lease or sublease all or any part of the Premises, Tenant shall offer to Landlord in writing, the right to terminate this Lease as of the date specified in the offer. If Landlord shall elect in writing to accept the offer to terminate within twenty (20) days after receipt of notice of the offer, this Lease shall terminate as of the date specified in such offer and all the terms and provisions of this Lease governing termination shall apply. If Landlord shall not so elect, Tenant shall then comply with the provisions of this Article Thirteen applicable to such assignment of sublease.

13.04	Landlord's Consent.  Tenant's request for consent under
Section 13.01 shall set forth the details of the proposed sublease, assignment or transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, reasonably exercised, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial condition of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under this Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Tenant shall assign or sublease, the following shall apply: Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Profit (defined below) on such transaction such amount being Landlord's sharer as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. Profit shall mean (a) all rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (B) the rent and other sums payable under this Lease (in the case of a sublease of less than all of the Premises, allocable to the subleased premises) and all costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker's commissions and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant shall be entitled to recover such reasonable costs and expenses before Tenant shall be obligated to pay Landlord's Share to Landlord. Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction shall be signed and from time to time thereafter on Landlord's request, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct.

ARTICLE FOURTEEN:  DEFAULTS AND REMEDIES

14.01	Covenants and Conditions.  Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant.
Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

14.02	Defaults.  Each of the following shall be an event of default under this Lease:

	14.02(a)  Tenant shall abandon the Premises;

	14.02(b) Tenant shall fail to Pay Rent or any other sum payable under this Lease within five (5) days after notice of non-payment:

	14.02(c) Tenant shall fail to perform any of Tenant's other obligations under this Lease and such failure shall continue for a period of fifteen (15) days after notice from Landlord; provided that if more than fifteen (15) days shall be required to complete such performance, Tenant shall not be in default if Tenant shall commence such performance within the fifteen (15) day period and shall thereafter diligently pursue its completion.

	14.02(d)(i) Tenant shall make a general assignment or general arrangement for the benefit of creditors: (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement shall be filed by or against Tenant and shall not be dismissed within sixty (60) days; (iii) a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease and possession shall be subjected to attachment, execution or other judicial seizure which shall not be discharged within sixty (60) days. If a court of competent jurisdiction shall determine that any of the acts described in this subsection (d) is not a default under this Lease, and a trustee shall be appointed to take possession (or if Tenant shall remain a debtor in possession) and such trustee or Tenant shall assign, sublease, or transfer Tenant's interest hereunder, then Landlord shall receive, as Additional
Rent, the excess, if any, of The rent for any other consideration) paid in connection with such assignment, transfer or sublease over the rent payable by Tenant under this Lease.

14.03	Remedies.  On the occurrence of an event of default by Tenant,
Landlord may, at any time thereafter, with or without notice or demand (except as provided in Section 14.02) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

	14.03(a) Terminate this Lease by written notice to Tenant or by entry, at Landlord's option. Tenant shall then immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Following termination, without prejudice to other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may (i) peaceably reenter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom. Following termination, Landlord shall have all the rights and remedies of a landlord provided at law and in equity.
The amount of damages Tenant shall pay to Landlord following termination shall include all Rent unpaid up to the termination of this Lease, costs and expenses incurred by Landlord due to such Event of Default and, in addition, Tenant shall pay to Landlord as damages, at the election of Landlord (if Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the discounted present values (at the then Federal
Reserve Bank discount rate) of the aggregate Rent and other charges due during the period commencing with such termination and ending on the expiration date of this Lease, or (y) amount equal to the Rent and other charges which would have been payable by Tenant had this Lease or Tenant's right to Possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date Of this Lease, provided, however, that if Landlord shall re-let the Premises during such period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, and the expenses of reletting, including, without limitation, altering and preparing the premises for new tenants, brokers' commissions, legal fees and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining Lease Term; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and
(ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.
In calculating the Rent and other charges under subsection (x) above, there shall be included, in addition to the Rent other considerations agreed to be paid or performed by Tenant on the assumption that all such considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted. Landlord may, but need not, re-let the Premises or any part thereof for such rent and on such terms as it shall determine (including the right to re-let the Premises for a greater or lesser term than the Lease Term, the right to re-let the Premises as part of a larger area and the right to change the character or use made of the Premises). Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

	14.03(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be enticed to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due.

	14.03(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

14.04	Landlord's Waiver.  Landlord agrees to execute and deliver a
Landlord's Release and Waiver in the form of Exhibit D promptly upon Tenant's request with respect to any equipment installed at the Premises by Tenant, which equipment Tenant finances with an unaffiliated lender and which equipment is pledged to such lender.

14.05	Automatic Termination: Damages.  Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 14.03 hereof, including the filing of an unlawful detainer action against Tenant. On any termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which shall be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

14.06	Cumulative Remedies.  Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

ARTICLE FIFTEEN:  PROTECTION OF LENDERS

15.01 Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which shall acquire a security interest in the Premises or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease and Tenant's use or Possession of the Premises shall not be disturbed thereby. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

15.02	Attornment.  If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease.

15.03	Signing of Documents.  Tenant shall sign and deliver any instrument or documents reasonably satisfactory to Tenant necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

15.04	Estoppel Certificates.  Within ten (10) days after Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail) and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct If Tenant shall not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts:
(i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord;
(iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

15.05	Tenant's Financial Condition.  Within ten (10) days after request from Landlord from time to time, Tenant shall deliver to Landlord Tenant's audited financial statements for the latest available fiscal year. Such financial statements shall be delivered to Landlord's mortgagees and lenders and prospective mortgagees, lenders and purchasers. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE SIXTEEN:  LEGAL COSTS

16.01	Legal Proceedings.  In the event of any litigation between the parties, the prevailing party shall be entitled to its legal fees and expenses.

16.02	Landlord's Consent.  Tenant shall pay Landlord's reasonable fees and expenses, including, without limitation, legal, engineering and other consultants' fees and expenses, incurred in connection With Tenant's request for Landlord's consent under Article Thirteen (Assignment and Subletting) or in connection with any other act by Tenant which requires Landlord's consent or approval under This Lease.

ARTICLE SEVENTEEN:  MISCELLANEOUS PROVISIONS

17.01	Non-Discrimination.  Tenant agrees that it will not permit any discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed. national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

17.02	Landlord's Liability; Certain Duties.

	17.02(a) Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises.
The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

	17.02 (b) Notice. Tenant shall give notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address shall have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) shall fail to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance shall reasonably require more than thirty (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion.

17.03	Severability.   A determination by a court of competent
jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

17.04	Interpretation.  The captions of the Articles or Sections of this
Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter ganders shall each include the other, in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

17.05	Incorporation of Prior Agreements; Modifications.  This Lease is
the only agreement between the parties pertaining to the lease of the Premises and no other agreements shall be effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

17.06	Notices.  All notices, requests and other communications required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records. Notices to Tenant shall be delivered to the address specified in Section 1.18 above. Notices to Landlord shall be delivered to the address specified in Section 1.17 above. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party.

17.07	Waivers.  All waivers shall be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

17.08	No Recordation.  Tenant shall not record this Lease.  Either
Landlord or Tenant may require that a notice, short form or memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

17.09	Binding Effect; Choice of Law.  This Lease shall bind any party who shall legally acquire any rights or interest in this Lease from Landlord or Tenant, provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises is located shall govern this Lease.

17.10	Corporate Authority; Partnership Authority.  If Tenant is a
corporation, each person signing this Lease on behalf of Tenant represents and warrants that (s)he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give prompt notice to Landlord of any general partner's withdrawal or addition from time to time. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

17.11	Joint and Several Liability.  All parties signing this Lease as
Tenant shall be jointly and severally liable for all obligations of Tenant.

17.12	Force Majeure.  If Landlord can not perform any of its obligations due to events beyond Landlord's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

17.13	Execution of Lease.  This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

17.14	Survival.  All representations and warranties of Landlord and
Tenant shall survive the termination of this Lease.

17.15	Examination of Lease.  Submission of this Lease to Tenant shall not constitute an option to lease, and this Lease shall not be effective until execution and delivery by both Landlord and Tenant.

17.16	Intentionally Deleted.

17.17	Limitation of Warranties.  LANDLORD AND TENANT EXPRESSLY AGREE THAT
THERE ARE AND SHALL BE N0 IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS Lease, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS Materials OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE Premises AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

17.18	No Other Brokers.  Tenant represents and warrants to Landlord that the brokers named in Section 1.12 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Premises. Tenant agrees to indemnify and hold Landlord harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than the brokers named in
Section 1.12 based upon dealings of that party with Tenant.

Signed on _____________, 1997	LANDLORD

at ___________________________
						KNICKERBOCKER INDUSTRIAL
						PROPERTIES EAST, L.P.
						  By:  Knickerbocker
						       Properties, Inc. XVIII,
						       its General Partner


						By:__________________________

						Its: ________________________



Signed on _____________, 1997	TENANT

at __________________________	PETCO ANIMAL SUPPLIES, INC.

						By:__________________________
							Richard St. Peter
						Its: Executive Vice President &
							  CFO


EXHIBIT "B" - RULES AND REGULATIONS


1.	No advertisements, pictures or signs of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld (subject to the Park Covenants and Landlord's sign standards). This prohibition shall include any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

2.	Intentionally Omitted..

3.	Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4.	All window coverings and window films or coatings installed by
Tenant and visible from outside of the building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the building.

5.	Tenant shall use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

6.	Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant shall not permit cooking in or about the Premises other than in microwave ovens.

7.	Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

8.	Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

9.	Tenant shall park motor vehicles in paved areas only and shall not block any emergency entrances or exits. During loading and unloading of vehicles or containers, Tenant shall not unreasonably interfere with traffic flow within the industrial park and loading and unloading areas of other tenants.

10.	Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries.
Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

11.	Tenant shall not disturb, solicit or canvas any occupant of the
Building or industrial park and shall cooperate to prevent same.

12.	No person shall go on the roof of the Premises without Landlord's
Permission except to perform obligations under its lease.

13.	Intentionally Deleted.

14.	Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant shall cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

15.	All goods, including material used to store goods, delivered to the
Premises of Tenant shall be immediately moved into the Premises as soon as reasonably possible.

16.	Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

17.	Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

18.	Tenant shall be responsible for the safe storage and removal of all pallets. If pallets are stored within the Premises, storage shall comply with safe practices as described in Factory Mutual Loss
Prevention Data Sheet 8-24.

19.	Tenant shall be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord, provided that dumpsters need not be screened. Landlord reserves the right to remove, at Tenant's expense and without further notice, any trash or refuse left elsewhere outside of the Premises or in the industrial park.

20.	No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

21.	Tenant shall appoint an Emergency Coordinator who shall be
responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Premises.

							_________________ Landlord

							_________________ Tenant


EXHIBIT "C" - ACCEPTANCE OF PREMISES


		As of this date, Tenant acknowledges and accepts delivery of possession of the Premises as described in the Lease dated
________________, 1997 in their as is condition as of the date hereof, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided in the Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the condition of the Premises or the suitability at the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations or warranties of Landlord or any broker with respect thereto. Tenant further acknowledges that the Lease is in full force and effect as of this date.


						TENANT

Date: __________, 1996		PETCO ANIMAL SUPPLIES, INC.


						By:________________________
						  Its Vice President-Real Estate

EXHIBIT "D"
Landlord's Release and Waiver



								Re:


Tenant's Lender
Gentlemen:


		The undersigned, owner of certain premises located at _______________________, in the County of _____________, State of
__________________, legally described as follows:




(hereinafter called the "Premises"), and Landlord of said Premises to (hereinafter called the "Tenant"), pursuant to that certain Lease dated ____________________, agrees as follows with respect to the various equipment to be installed at the Premises:

		1.	The undersigned hereby subordinates any all right, title
and interest of the undersigned in and to the personal property, described in Exhibit A attached hereto, now or hereafter located upon or installed in or upon said Premises to you and your successors and assigns interest thereby, and the undersigned hereby consents to the locating or installing of said personal property in or upon said Premises.

		2. 	The undersigned further authorizes you, your successors
or assigns, at your election, provided you shall give the undersigned reasonable notice (in no event less than two (2) business days) and an opportunity to be present during such entry, to enter upon said Premises during business hours during the Lease term and to remove said personal property therefrom, committing only such injury to said Premises as may be necessary to effect such removal, provided that you shall reimburse the undersigned for the cost of repair of any physical injury to the Premises caused by removal of personal property and provided that in no event shall you commit, or permit to be committed, any structural damage to said
Premises or damages any systems, or to any building or improvement of which said Premises are a part; provided, however that the undersigned shall have the right to purchase said personal property from you at such time as you shall elect to remove the same from said Premises, paying therefore such sum as may be agreed upon between you and the undersigned. If the undersigned is interested in considering this right to purchase, he shall provide you with a non-binding notice of such interest within the referenced two (2) business days notice period. Thereafter, you will allow the undersigned ten (10) days in which to make a final decision, and you shall not remove the property during this ten (10) day period.

		The undersigned further agrees that any lien obtained by the undersigned for non-payment of rent or any other debt now due or hereafter becoming due to the undersigned from Tenant, or any subsequent tenant shall be subject and subordinate to your interest.

		This Release and Waiver shall remain in effect so long as you, your successors or assigns, shall have any interest in said personal property by virtue of a chattel mortgage, or otherwise.

		The undersigned executes this Release and Waiver upon the express condition that this Release and Waiver shall not be effective unless you agree to all of the terms hereinabove contained, and further, on the condition that you agree (a) that the removal of any roof mounted equipment shall be done under the direct supervision of the undersigned or its agent and any openings or penetrations shall be repaired in accordance with plans approved in writing by the undersigned, (b) that any air conditioning and heating or ventilation equipment, chap ceiling, electric conduit and ceiling lighting installed shall become and remain a part of the real property, (c) to provide the undersigned with no less than two (2) business days written notice in the event of entry for repossession, and an opportunity to be present during such entry, (d) to remove the personal property on or before the expiration or earlier termination of this Lease, and if you fail to do so on or before fifteen (1.5) days following your receipt of written request so to remove such personal property, then as between you and the undersigned you shall be deemed to have waived any and all rights which you have had to such property. If you remove the personal property in accordance herewith, you will store and dispose of or sell the personal property at some place other than the Premises, unless the same shall be purchased by the undersigned as provided above, (e) to indemnify, hold harmless and defend the undersigned from any liability, cost, demand, cause of action and claim which may arise or be asserted by reason of or attributable to any actions, activities or omissions in connection with the entry upon said Premises as hereinabove provided, including, without limitation damage to property and injury to persons.

		Please indicate your acceptance and approval of the forgoing by signing, dating and returning four (4) copies of this document to the undersigned, upon receipt of which this document shall be deemed effective.

ACKNOWLEDGED AND AGREED:

Owner/Landlord:




By:

Its:

Date:

*************************************


IN THE STATE OF ________________
IN THE COUNTY OF _______________


		On ________________, before me, _________________ personally appeared _____________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

										SEAL

63210.059  #2662



INDUSTRIAL REAL ESTATE LEASE



TABLE OF CONTENTS

Article	Page

One	Basic Terms 	1
Two	Premises 	3
Three	Lease Term 	3
Four	Rent 	6
Five	Property Taxes	7
Six	Utilities 	8
Seven	Insurance 	9
Eight	Common Areas 	12
Nine	Use of Premises 	14
Ten	Condition and Maintenance of Premises 	16
Eleven	Damage or Destruction 	21
Twelve	Condemnation 	22
Thirteen	Assignment and Subletting 	22
Fourteen	Defaults and Remedies 	24
Fifteen	Protection of Lenders 	28
Sixteen	Legal Costs 	29
Seventeen	Miscellaneous Provisions 	30







INDUSTRIAL REAL ESTATE LEASE


between



KNICKERBOCKER INDUSTRIAL PROPERTIES EAST, L.P.
Landlord



and



PETCO ANIMAL SUPPLIES, INC.
Tenant








Dated as of June __, 1997
	EXHIBIT A


All that certain tract or parcel of land and premises situate in the Township of South Brunswick, County of Middlesex, and State of New Jersey, and more particularly described as follows:

BEGINNING at a point in the northwesterly side line of Jamesburg Road, also known as Dayton-Jamesburg Road (33 feet in width), at the division point between lands herein conveyed (Lot 8 in Block 18) and lands now or formerly of Charles H. Holsten, Jr., et ux (Lot 9.02 in Block 18); thence

(1)	North 23 degrees 09 minutes 24 seconds West, along the line of said
Holsten, 781.44 feet; thence

(2)	South 79 degrees 45 minutes 38 seconds East 1834.66 feet; thence

(3)	South 56 degrees 32 minutes 32 seconds East 421.29 feet to a point in the northerly side line of Jamesburg Road; thence

(4)	in a general southwesterly direction, along the said northerly and northwesterly side line of Jamesburg Road, on a curve to the left with a radius of 1176.50 feet, an arc distance of 998.15 feet to a point of reverse curve therein; thence

(5)	in a general southwesterly direction, along the said northwesterly side line of Jamesburg Road, on a curve to the right with a radius of 1383.50 feet, an arc distance of 424.81 feet to a point of tangency therein; thence

(6)	still along the said northwesterly side line of Jamesburg Road,
South 83 degrees 33 minutes 36 seconds West, 475.90 feet to the place of BEGINNING.

The aforesaid premises being also known as Dayton Industrial Park, South Brunswick, New Jersey, and designated as Block 18, Lot 8 on the Official Tax Map of South Brunswick, Middlesex, New Jersey.